UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ASTRO AEROSPACE LTD.

(Exact name of registrant as specified in its charter)

Nevada	4522	98-0557091
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

320 W. Main Street

Lewisville, TX 75057

Telephone: (972) 221-1199

(Address and telephone number of registrant’s

principal executive offices)

Bruce Bent

320 W. Main Street

Lewisville, TX 75057

Telephone: (972) 221-1199

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Jody M. Walker

J.M. Walker & Associates

Attorneys At Law

7841 South Garfield Way

Centennial, CO 80122

303-850-7637

303-482-2731 facsimile

jmwlkr85@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting registrant.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting registrant	☒
		Emerging growth company	☐

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (3)	PROPOSED MAXIMUM AGGREGATE OFFER PRICE (3)	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value per share	1,852,943	$2.11	$3,909,710	$426.55
Common Stock, $0.001 par value per share (2)	120,000	$5.00	$600,000	$65.46
Common Stock, $.001 par value per share	25,000	$2.11	$52,750	$5.76
Total	1,997,943		$4,562,460	$497.77

(1) We are registering (a) up to 1,470,588 shares of common stock that we may issue to Westworld Financial Capital, LLC (“Westworld Financial Capital”) upon the conversion of two Senior Secured Convertible Promissory Notes in the principal amount of $400,000 and $850,000, respectively, issued by the Company on July 20, 2021 (the “Convertible Notes”), (b) up to 382,355 shares of common stock that we may issue to Westworld Financial Capital upon the conversion of the amended Senior Secured Convertible Promissory Note originally dated March 8, 2021 and  amended July 20, 2021 in the additional principal amount of $325,000 (the “Amended Convertible Note”) and 25,000 common shares on behalf of a selling shareholder.

(2) We are also registering 120,000 shares of common stock issuable upon the exercise of warrants issued to Westworld Financial Capital.

(3) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices for the registrant’s common stock as reported on the OTC Markets on August 16, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Dated August 17, 2021

ASTRO AEROSPACE LTD.

Up to a Maximum of 1,997,943 Shares of Common Stock

This prospectus relates to the offering and resale by the Selling Stockholders identified herein of up to 1,997,943 shares of common stock, par value $0.001 per share, of Astro Aerospace, Ltd. Of the shares being offered, 120,000 are issuable upon exercise of common stock purchase warrants, 1,852,943 issuable upon the conversion of promissory notes and 25,000 shares of common stock are being registered on behalf of a selling shareholder.

These shares include up to 1,470,588 shares of common stock that we may issue to Westworld Financial Capital, LLC (“Westworld Financial Capital”) upon the conversion of two Senior Secured Convertible Promissory Notes in the principal amount of $400,000 and $850,000, respectively, issued by the Company on July 20, 2021 (the “Convertible Notes”) and (b) up to 382,355 shares of common stock that we may issue to Westworld Financial Capital upon the conversion of the amended Senior Secured Convertible Promissory Note originally dated March 8, 2021 and  amended July 20, 2021 in the additional principal amount of $325,000 (the “Amended Convertible Note”)

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions at either fixed prices or prevailing market prices at the time of sale, at varying prices or negotiated prices.

Any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 15.

We will not receive any proceeds from the resale of shares of common stock by the Selling Stockholders.

Our common stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB” under the symbol “ASDN.” On August 16, 2021, the average of the high and low sales prices of our common shares was $2.11 per share. These prices will fluctuate based on the demand for our common shares.

Investing in our common shares involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Page

Prospectus Summary

5

Risk Factors

5

Forward Looking Statements

14

Use of Proceeds

15

Plan of Distribution

15

Description of Business

17

Dividend Policy

18

Management’s Discussion and Analysis of Financial Condition and Results of Operations

19

Directors, Executive Officers, Promoters and Control Persons

24

Security Ownership of Certain Beneficial Owners and Management

28

Certain Relationships and Related Transactions

29

Description of Capital Stock

30

Selling Stockholders

31

Shares Eligible for Future Sale

32

Disclosure of Commission Position on Indemnification for Securities Act liabilities

33

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

33

Market for Common Stock and Related Stockholder Matters

33

Experts

35

Legal Proceedings

35

Legal Matters

35

Where You Can Find More Information

35

Consolidated Financial Statements

36

Unless otherwise specified or the context otherwise requires, references in this prospectus to “we”, “our” and “us” and the “Company” refer to Astro Aerospace Ltd.

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 5 and the consolidated financial statements.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes beginning on page 36. Our fiscal year end is December 31 and our fiscal years ended December 31, 2020 and 2019 are sometimes referred to herein as fiscal years 2020 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Astro” refer to Astro Aerospace LTD, a Nevada corporation, and our each of our subsidiaries.

General

The Company was originally incorporated in the State of Nevada on March 27, 2007.  We have accumulated deficit of $12,549,846 as of March 31, 2021.

Operations

The Company is a developer of self-piloted and autonomous, manned and unmanned, eVTOL (Electric Vertical Take Off and Landing) aerial vehicles.

Shares of Common Stock

Outstanding Prior to the Offering

14,123,507

Shares of Common Stock

Outstanding After the Offering

19,816,203 assuming the issuance of all shares of common stock covered by the registration statement of which this prospectus forms a part and the registration statement #333-256200 declared effective on June 25, 2021.

Terms of Offering

The Selling Stockholders will determine when and how they will sell shares of common stock offered in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of shares of common stock offered hereunder by the Selling Stockholders.

Trading Symbol

ASDN

Risk Factors

The shares of common stock offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Forward-Looking Statements”.

The occurrence of the COVID-19 pandemic may negatively affect our operations depending on the severity and longevity of the pandemic.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. A pandemic has resulted in social distancing, travel bans and quarantine which have limited access to our facilities, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the SEC. Depending on the severity and longevity of the COVID-19 pandemic, our business and shareholders may experience a significant negative impact. Currently, the COVID-19 pandemic has limited our ability to move forward with our operations and has negatively affected our ability to timely comply with our ongoing filing obligations with the SEC. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We are a new business and as such, there is no assurance that we will be able to locate customers that could use our services in the future and we may not be able to generate revenues in the future in a manner that will be sufficient for us to remain profitable.

Our future profitability will be dependent upon if we can service clients and increase our client base. There can be no assurance that we will ever increase our profitability.

Even if we obtain future revenues sufficient to expand operations, increased operating expenses could adversely affect our ability to operate in a profitable manner.

There can be no assurance we will continue to be able to successfully compete in the market or generate enough sales to increase our profitability.

There are no assurances that we will continue to be successful in our business endeavors or continue to generate enough sales to be profitable.

Our success depends on our key employees.

Our success depends to a significant extent on the performance of our officers and directors. We do not have “key person” insurance on the life of our officers and directors. Our inability to retain or successfully replace where necessary members of our senior management and other key employees could have a material adverse effect on our business, results of operations and financial condition.

We may in the future issue more shares that could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized, but unissued, common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control the Company, and persons unknown could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of the Company by our current shareholders, which could present significant risks to investors.

The elimination of personal liability of our officers and directors under Nevada law and the existence of indemnification rights held by our directors and employees may result in substantial expenses.

We have agreed to indemnification of officers and directors as provided by the Nevada Revised Statutes. The Nevada Revised Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.

Our industry is highly competitive

The VTOL industry is new, but it competes directly with other aircraft industries, such as helicopters and fixed wing aircraft. These industries are highly competitive throughout the world. Factors that affect competition in these industries include price, quality of service, operational experience, record of safety, quality and type of equipment, client relationships and professional reputation.

As a result of significant cross-industry competition, we must be able to provide safe and efficient aircraft and the failure to do so would have an adverse material effect on the Company.

We may face potential product liability claims, and, if successful claims are brought against it, we may incur substantial liability and costs.

Our eVTOL products are in development and may cause physical harm to both employees and purchases of our products. If the testing, use or misuse of our products causes physical harm to individuals we could be subject to costly and damaging product liability claims. If we are unable to obtain adequate insurance, we  could be required to pay for liabilities resulting from a claim excluded from, or beyond the limits of, its insurance coverage, such liability could adversely affect the financial condition.

Reductions in spending on industrial aviation services by government agencies could result in difficulties in garnering contracts or delays in receiving payments, which could adversely impact our business, financial condition and results of operations.

We intend to offer our products to government agencies as potential clients. However, any reductions in the budgets of government agencies for spending on industrial aviation services, implementation of cost saving measures by government agencies, imposed modifications of contract terms or delays in collecting receivables owed to us by future government agency clients could have an adverse effect on our business, financial condition and results of operations.

In addition, there are inherent risks in contracting with government agencies. Applicable laws and regulations in the countries in which we operate may result in government agency clients being able to terminate contracts for convenience, reduce, modify or cancel contracts or subcontracts if requirements or budgetary constraints change, or terminate contracts or adjust their terms.

We may undertake one or more significant corporate transactions that may not achieve their intended results, may adversely affect our financial condition and our results of operations or result in unforeseeable risks to our business.

We continuously evaluate the acquisition or disposition of operating businesses and assets and may in the future undertake one or more significant transactions. Any such transaction could be material to our business and could take any number of forms, including mergers, joint ventures and the purchase of equity interests. The consideration for such acquisitive transactions may include, among other things, cash, common stock or equity interests in us or our subsidiaries, or a contribution of equipment to obtain equity interests, and in conjunction with a transaction we might incur additional indebtedness. We also routinely evaluate the benefits of disposing of certain of our assets.

These transactions may present significant risks such as insufficient revenue to offset liabilities assumed, potential loss of significant revenue and income streams, increased or unexpected expenses, inadequate return of capital, regulatory or compliance issues, the triggering of certain covenants in our debt agreements (including accelerated repayment) and unidentified issues not discovered in due diligence. In addition, such transactions could distract management from current operations. As a result of the risks inherent in such transactions, we cannot guarantee that any such transaction will ultimately result in the realization of its anticipated benefits or that it will not have a material adverse effect on our business, financial condition and results of operations. If we were to complete such an acquisition, disposition, investment or other strategic transaction, we may require additional debt or equity financing that could result in a significant increase in our amount of debt and our debt service obligations or the number of outstanding shares of our common stock, thereby diluting holders of our common stock outstanding prior to such acquisition.

Our operations involve a degree of inherent risk that may not be covered by our insurance and may increase our operating costs.

The development and operations of manned drones inherently involves a degree of risk. Hazards such as harsh weather, mechanical failures, facility fires, spare parts damage, crashes and collisions are inherent in our business and may result in personal injury, loss of life, damage to property and equipment, suspension or reduction of operations, reduced number of flight hours and the grounding of such aircraft or insufficient ground facilities or spare parts to support operations. In addition to any loss of property or life, our revenue, profitability and margins could be materially affected by an accident or asset damage.

We, or third parties operating our drones, may experience accidents or damage to our assets in the future. These risks could endanger the safety of both our own and our clients’ personnel, equipment, cargo and other property, as well as the environment. If any of these events were to occur with equipment or other assets that we need to operate or lease to third parties, we could experience loss of revenue, termination of charter contracts, higher insurance rates, and damage to our reputation and client relationships.

In addition, to the extent an accident occurs with drones we operate or to assets supporting operations, we could be held liable for resulting damages. Even where losses or liability for damages is covered by insurance, we may incur deductibles and additional insurance premiums. The lack of sufficient insurance for an incident or accident could have a material adverse effect on our operations and financial condition.

We attempt to protect ourselves against financial losses and damages by carrying insurance to cover test flights. Our insurance coverage is subject to deductibles and maximum coverage amounts, and we do not carry insurance against all types of losses, including business interruption. We cannot assure you that our existing coverage will be sufficient to protect against all losses, that we will be able to maintain our existing coverage in the future or that the premiums will not increase substantially. In addition, future terrorist activity, risks of war, accidents or other events could increase our insurance premiums. The loss of our liability insurance coverage, inadequate coverage from our liability insurance or substantial increases in future premiums could have a material adverse effect on our business, financial condition and results of operations.

Failure to maintain standards of acceptable safety performance may have an adverse impact on our ability to attract and retain clients and could adversely impact our reputation, operations and financial performance.

Our clients consider safety and reliability as two of the primary attributes when selecting a provider of air transportation services. If we fail to maintain standards of safety and reliability that are satisfactory to our clients, our ability to retain clients and attract new clients may be adversely affected. Accidents or disasters could impact client or passenger confidence in a particular fleet type, us or the air transportation services industry as a whole and could lead to a reduction in client contracts, particularly if such accidents or disasters were due to a safety fault in a type of aircraft used in our fleet. In addition, the loss of aircraft as a result of accidents could cause significant adverse publicity and the interruption of air services to our clients, which could adversely impact our reputation, operations and financial results.

Changes in effective tax rates, taxation of our foreign subsidiaries or adverse outcomes resulting from examination of our tax returns could adversely affect our business, financial condition and results of operations.

Our future effective tax rates could be adversely affected by changes in tax laws, both domestically and internationally, or the interpretation or application thereof. From time to time, the U.S. Congress and foreign, state and local governments consider legislation that could increase our effective tax rate or the effective tax rates of our consolidated affiliates. We cannot determine whether, or in what form, legislation will ultimately be enacted or what the impact of any such legislation could have on our profitability. If these or other changes to tax laws are enacted, our profitability could be negatively impacted.

Our future effective tax rates could also be adversely affected by changes in the valuation of our deferred tax assets and liabilities, changes in the mix of earnings in countries with differing statutory tax rates, the ultimate repatriation of earnings from foreign subsidiaries to the U.S., or by changes in tax treaties, regulations, accounting principles or interpretations thereof in one or more countries in which we operate. In addition, we are subject to the potential examination of our income tax returns by the Internal Revenue Service and other tax authorities where we file tax returns. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. There can be no assurance that such examinations will not have a material adverse effect on our business, financial condition and results of operations.

VTOL aircraft are new technology. Unforeseen government regulation may limit our ability to operate.

While our industry does share some overlap with helicopter and fixed wing aircraft industries, the technology is new and in development. As a result, our industry may face increased regulation from one or more government agencies that could have a negative effect on our ability to operate our business. There is no guarantee that we could continue operations if these regulations are too strict or expansive.

Adverse results of legal proceedings could materially and adversely affect our business, financial condition and results of operations.

We may in the future be subject to legal proceedings and claims that arise out of the ordinary conduct of our business. Results of legal proceedings cannot be predicted with certainty. Irrespective of merit, litigation may be both lengthy and disruptive to our operations and could cause significant expenditure and diversion of management attention. We may face significant monetary damages or injunctive relief against us that could materially adversely affect a portion of our business operations or materially and adversely affect our business, financial condition and results of operations should we not prevail in certain matters.

Negative publicity may adversely impact us.

Media coverage and public statements that insinuate improper actions by us, our unconsolidated affiliates, or other companies in our industry, regardless of their factual accuracy or truthfulness, may result in negative publicity, litigation or governmental investigations by regulators. Addressing negative publicity and any resulting litigation or investigations may distract management, increase costs and divert resources. Negative publicity may have an adverse impact on our reputation, the morale of our employees and the willingness of passengers to fly on our aircraft and those of our competitors, which could adversely affect our business, financial condition and results of operations.

We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. “Smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited consolidated financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We lack sufficient internal controls and implementing acceptable internal controls will be difficult with our current officers and directors thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

We lack internal controls over our consolidated financial statements and it may be difficult to implement such controls with our officers and directors. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the Company.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a “penny stock” company. Our common stock does not currently trade on any market. We intend for our common stock to trade on the OTC Market Pink Sheets and we will be subject to a Securities and Exchange Commission (“SEC”) rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of investors to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the SEC has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Act of 1933 and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We have not paid dividends to date and do not intend to pay any dividends in the near future.

We have never paid dividends on our common shares and presently intend to retain any future earnings to finance the operations of our business. You may never receive any dividends on our shares.

The exercise of warrants or the later sales of our common shares may further dilute your common shares.

Our board of directors is authorized to sell additional common shares or securities convertible into common shares, if in their discretion they determine that such action would be beneficial to us. Any such issuance below the offering price of the common shares in this prospectus would dilute the interest of persons acquiring common shares in this offering.

If large amounts of our common shares held by our existing stockholders are sold in the future, the market price of our common shares could decline.

The market price of our common shares could fall substantially if our existing stockholders were to sell large amounts of our common shares in the public market following this offering. These sales, or the possibility that these sales may occur, could also make it more difficult for us to sell equity or equity-related securities if we need to do so in the future to address then-existing financing needs. U.S. federal securities laws requiring the registration or exemption from registration in connection with the sale of securities limit the number of shares of common stock available for sale in the public market.

Investors may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

We have authorized 250,000,000 shares of common stock with 14,123,507 shares outstanding as of August 17, 2021. If we desire to raise additional capital in the future to expand our operations, we may have to issue additional equity, preferred securities or convertible debt securities, which may not need the approval of current shareholders. The issuance of new common shares would cause the buyers in this offering to suffer dilution of their ownership percentage. In addition, it is possible that any future securities could grant new shareholders rights, preferences, and/or privileges that are different from this offering.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We currently rely on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

(a) fund our operations;

(b) respond to competitive pressures;

(c) take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

(d) develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of the Company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may result in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses. In connection with one or more of those transactions, we may:

(a) issue additional equity securities that would dilute our stockholders;

(b) use cash that we may need in the future to operate our business;

(c) incur debt on terms unfavorable to us or that we are unable to repay;

(d) incur large charges or substantial liabilities;

(e) encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

(f) become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

(g) encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

Resales of shares purchased by the Selling Stockholders may cause the market price of our common stock to decline.

We are registering 1,997,943 shares of common stock, which have been or are to be issued to the Selling Stockholders at a purchase price that may be lower than the then-current market price. The Selling Stockholders may also have the financial incentive to sell their shares of common stock issuable to them in advance of or upon receiving such shares and to realize the profit equal to the difference between the discounted price and the current market price of the shares. This may cause the market price of our common stock to decline. The Selling Stockholders may offer and resell the common stock at a price and time determined by them, and the timing of sales and the price at which the shares are sold could have an adverse effect upon the public market for our common stock. There may be no independent or third-party underwriter involved in the offering of the shares held by or to be received by the Selling Stockholders, and there can be no guarantee that the disposition of those shares will be completed in a manner that is not disruptive to the market for our common shares.

Issuances under the Convertible Notes and the Warrants may cause dilution to existing stockholders.

Existing stockholders likely will experience increased dilution with decreases in market value of our common shares in relation to our issuances of shares under the Convertible Notes, which could have a material adverse impact on the value of their shares. The formula for determining the number of common shares to be issued under the Convertible Notes is based, in part, on the market price of the common shares and is equal to the lower of 80% of the lowest of the volume weighted average price of the common stock for the five (5) trading days prior to the conversion and $4.25. As a result, the lower the market price of our common stock at and around the time we issue shares under the Convertible Notes, the more shares of our common stock the Selling Stockholder receives. Any increase in the number of common shares issued as a result of decreases in the prevailing market price would compound the risks of dilution. The Selling Stockholder may resell some, if not all, of the shares that we issue to it under the Convertible Notes and such sales could cause the market price of our common stock to decline significantly. To the extent of any such decline, any subsequent conversions would require us to register additional common shares for issuance. Under these circumstances, the existing stockholders of the Company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by the Selling Stockholders, and because our existing stockholders may disagree with a decision to sell shares by the Selling Stockholders at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.

There is an increased potential for short sales of our common stock due to the sale of shares pursuant to the Convertible Notes, which could materially affect the market price of our common stock.

Downward pressure on the market price of our common stock that likely will result from resales of the common stock issued pursuant to the Convertible Notes could encourage short sales of common stock by market participants other than the Selling Stockholder. Generally, short selling means selling a security not owned by the seller. The seller is committed to eventually purchase the security previously sold. Short sales are used to capitalize on an expected decline in the security’s price – typically, investors who sell short believe that the price of the stock will fall and anticipate selling at a price higher than the price at which they will buy the stock. Significant amounts of such short selling could place further downward pressure on the market price of our common stock.

Although we are restricted from issuing shares under the Convertible Notes to the Selling Stockholder if the purchase of such shares would result in the purchaser owning more than 9.99% of our issued and outstanding common shares following such issuance, such restriction does not prevent the Selling Stockholder from selling a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

We are prohibited from issuing shares to the Selling Stockholder pursuant to the Convertible Notes if the issuance of shares would result in the Selling Stockholders holding more than 9.99% of the then-outstanding common shares. This restriction, however, does not prevent the Selling Stockholder from selling common shares previously received upon partial conversions of the Convertible Notes, and then receiving additional common shares in connection with a subsequent conversion. In this way, the Selling Stockholder could acquire and sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

FORWARD LOOKING STATEMENTS

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” or “anticipates” or the negative thereof uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of the Company, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the Company, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

The Selling Stockholders are selling all of the common shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of the common shares.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholders and our independent registered public accountants.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of shares of our Common Stock covered hereby on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- a combination of any such methods of sale; or

- any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock will be paid by the Selling Stockholders and/or the purchasers.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

At any time a particular offer of the shares of our Common Stock is made by the Selling Stockholders, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of Common Stock. We may suspend the sale of shares by the Selling Stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

In connection with the Note Purchase Agreement, we also entered into a registration rights agreement with the Selling Stockholder, pursuant to which we are obligated to file a registration statement with the SEC covering common shares issuable upon conversion of the Convertible Notes. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after filing and maintain the effectiveness of such registration statement until the termination of the Note Purchase Agreement.

Penny Stock

Under the rules of the SEC, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the “penny stock” rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

The Company was originally incorporated in the State of Nevada on March 27, 2007. On March 14, 2018, the majority of the stock was purchased by MAAB Global Limited, resulting in the name change from CPSM, Inc to Astro Aerospace Ltd. and the business change from pool sales to the research and development of manned and cargo drones.

Current Operations

In 2018, Astro Aerospace Ltd. (“Astro” or the “Company) acquired the software, firmware and hardware for Version 1.0 of a manned drone from Confida Aerospace, Ltd. The drone which is in the early stage of development, has executed multiple flights. It is Astro’s goal to transform how people and things get from place to place. This will be done by making safe, affordable user-friendly autonomous manned and unmanned Electric Vertical Take-Off and Landing (eVTOL) aircraft available to the mass market anywhere. Astro is currently working on Version 2.0 of the aircraft product which will feature design changes that enhance performance characteristics and safety features. The target market will be government, private sector operators and individuals for a wide range of commercial, logistical and personal uses. The Company is currently in the flight testing mode of its Passenger Drone Version 1.0, as well as in the development stages of its version 2.0 Passenger Drone model.

The Company is working with Infly Technology Ltd., our design and manufacturing partner, who is leading the design and development team with responsibility for developing the team as well as building the new prototypes for the two new aircraft models. The Company applied for approval to test the Passenger Drone 1.0 version in Canada in order to display new software, avionics and stability. The Company received an SFOC (Special Flight Operations Certificate) from Transport Canada in September 2018, allowing Astro to take to the sky, and put the Passenger Drone 1.0 “Elroy” through critical elements of integrated flight testing. The testing culminated on Wednesday, September 19, 2018 with a 4 minute and 30 second flight, reaching heights of over 60 feet and speeds of over 50 km/h. The avionics and flight control systems were put to task with a multitude of maneuvers and the vehicle remained exceptionally stable, even under the effects of a couple of unexpected wind gusts.

Astro’s newest prototype focuses on a multitude of applications including passenger transport, cargo delivery, ambulance and med-evac services, rescue and disaster assistance, military, and B2B. Its newly designed modular structure allows the Astro Top Frame (ALTA) to fly independently, as well as in combination with the individually designed “Astro Pods” for the specific need in that specific industry. A fly-in and pick-up system will allow the vehicle to connect, fly, disconnect and repeat, effectively and efficiently, changing from one application to the next. Astro refers to it as the Swiss Army Knife of the eVTOL world. Along with recent Avionics and Control system upgrades this modularity opens the door to the ever growing opportunities that eVTOL electric take-off and landing short haul vehicles bring.

The Company anticipates the new prototype for the frame to be completed and flying by the end of the fourth quarter 2021. The Pods will be completed by the end of 2022. We have completed the engineering and firmware for the prototype and are now building the body for the new prototype. Simulations have gone well. The drone is in an early development stage. The Company expects that it will be marketing the aircraft sometime in in the second quarter of 2022. To date, no commercial applications have been found which would accept the product.

On May 28, 2021, pursuant to the terms of a Share Exchange Agreement, Astro acquired Horizon Aircraft Inc. (“Horizon”), a privately held developer of advanced eVTOLs in exchange for the 5,000,000 newly issued shares of Astro common stock.  As a result of the transaction, Horizon became a wholly-owned subsidiary of Astro. In addition, the former Horizon shareholders are eligible to earn up to an additional 2,000,000 shares of Astro common stock based upon certain performance metrics being achieved by Astro’s new Horizon subsidiary.

In connection with the acquisition, the President of Horizon E. Brandon Robinson was named President of Astro.

Competition

The Company is currently a research and development company focused on the creation of aerial drones for use in carrying passengers or cargo. It is expected that research and development will continue for at least two years, at which point we will seek out a joint venture to help manufacture the design. Once the research and development is complete, we intend to supply our products to a variety of industries, such as government, military, and for private use. The cargo drone is intended to be the first available product.

Our prime competitors are Volocopter, a German company, and Ehang, a Chinese company, which are both developing manned eVTOL craft. Our primary competitive advantage is our proprietary avionics and control systems. Currently, we have a working prototype that has flown while manned, and testing has shown that the design is very stable.

Employees

As of August 17, 2021, we do not have any employees who are not executive officers.

Properties

The Company is currently using office space at 320 W. Main Street, Lewisville, TX 75057 for corporate management. This office space consists of 4,700 square feet and is provided for the Company’s use rent-free by Bruce Bent, the Company’s CEO, and the lease term is currently indefinite.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on consolidated financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Recent Events

COVID-19 Pandemic

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. Governments have imposed laws requiring social distancing, travel bans and quarantine, and these laws may limit access to the Company’s facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact the Company’s operations, financial condition and demand for the Company’s goods and services, but the Company’s overall ability to react timely to mitigate the impact of this event. Also, it has affected the Company’s efforts to comply with filing obligations with the SEC. Depending on the severity and longevity of the COVID-19 pandemic, the Company’s business and stockholders may experience a significant negative impact. Currently, the COVID-19 pandemic has limited the Company’s ability to move forward with our operations and has negatively affected our ability to timely comply with our ongoing filing obligations with the SEC.

Default and Forbearance on the 8% Senior Secured Convertible Promissory Notes

Refer to Note 7, “Default and Forbearance on the 8% Senior Secured Convertible Promissory Notes”, in the consolidated financial statements.

Reverse Common Stock Split

On October 8, 2020, the Company’s majority stockholder approved a 1-for-15 reverse common stock split (“the Reverse Stock Split”). On February 5, 2021, the Company effected the Reverse Stock Split, reducing the number of common shares outstanding. As a result of the Reverse Stock Split, every 15 shares of issued and outstanding common stock were combined into one issued and outstanding share of common stock, without any change in the par value per share and common shares authorized. All current and prior year share amounts and per share calculations have been retrospectively adjusted to reflect the impact of this Reverse Stock Split and to provide data on a comparable basis. Such restatements include calculations regarding the Company’s weighted average shares and loss per share.

Results of Operations

The Three Months Ended March 31, 2021 compared to the Three Months Ended March 31, 2020

Cash Flow from Operating Activities

For the three months ended March 31, 2021, we had a net loss of $1,047,165. We had the following adjustments to reconcile net loss to cash flows from operating activities: an increase of $166,431 due to the amortization of the

8% Senior Secured Convertible Promissory Note discount and common stock issued for services of $43,696. We had the following changes in operating assets and liabilities: a decrease of $36,352 in other receivables, an increase of $275,000 in a promissory note receivable, an increase of $108,117 in deposits, an increase of $1,688 in other assets, and an increase of $212,522 in accounts payable and accrued liabilities.

As a result, we had net cash used in operating activities of $972,968 for the three months ended March 31, 2021, which is largely due to the continued development of the eVTOL aircraft.

For the three months ended March 31, 2020, the Company had a net loss of $466,130. The Company had the following adjustment to reconcile net loss to cash flows from operating activities: an increase of $247,802 due to the amortization of the 8% Senior Secured Convertible Promissory Notes’ discounts. The Company had the following changes in operating assets and liabilities: a decrease of $2,773 in other receivables, a decrease of $4,341 in deposits, an increase of $13,809 in the bank overdraft and an increase of $41,226 in accounts payable and accrued expenses.

As a result, the Company had net cash used in operating activities of $156,179 for the three months ended March 31, 2020 which is largely due to the continued development of the eVTOL aircraft.

Net Cash Provided by Financing Activities

For the three months ended March 31, 2021, we repaid $246,147 on the Promissory Note from the Parent, received $1,225,000 from the issuance of a new 8% Senior Secured Convertible Promissory Note, and received $314,416 from the puts of common stock under the Equity Purchase Agreement.

As a result, we had net cash provided by financing activities of $1,293,269 for the three months ended March 31, 2021.

For the three months ended March 31, 2020, the Company repaid $15,933 on a Promissory Note from MAAB and received $32,288 from the puts of common stock under the Equity Purchase Agreement. As a result, the Company had net cash provided by financing activities of $16,355 for the three months ended March 31, 2020.

(Loss) Gain on Foreign Currency Transactions

For the three months ended March 31, 2021, we had a loss on foreign currency translation of $32,895 and for the three months ended March 31, 2020, the Company had a gain from the effect of the foreign currency translation of $138,665.

The Year Ended December 31, 2020 compared to The Year Ended December 31, 2019

Revenue

For the years ended December 31, 2020 and 2019, the Company did not have any revenue. It is developing an eVTOL aircraft and expects that it will be marketing the aircraft sometime in in the second quarter of 2022. To date, no commercial applications have been found which would accept the product.

Operating Expenses

In the years ended December 2020 and 2019, Astro incurred $558,581 and $1,147,261 in operating expenses respectively, a decline of $588,680 or 51%. The decline was across the board in in sales and marketing, general and administrative (“G&A”) and research and development (“R&D”). The beginning of the COVID-19 induced worldwide economic shutdowns and affected the Company, especially since all of the R&D is being done in Canada and travel to and from the R&D location is prohibited. The Company’s R&D efforts were essentially deferred to future periods. As well, sales and marketing efforts are difficult when the economies are shut down. The Company reduced its overhead expenses in G&A through cost cuts.

Sales and Marketing Expenses

Sales and marketing expenses declined from $232,084 in the year ended December 31, 2019 to $115,833 in the year ended December 31, 2020, a decline of $116,251 or 50%. R&D expenses declined $399,170 or 73% in the year ended December 31, 2020 versus 2019 as all R&D spending was drastically reduced and deferred to future periods.

General and administrative expenses decreased in the year ended December 31, 2020 versus 2019 to $296,279 from $369,538, largely due to reductions in legal accounting and business fees, offset somewhat by an increase in consulting fees.

Other Expenses

Other expenses declined in the year ended December 31, 2020 versus 2019 from $1,157,812 to $627,265, a decline of $530,547 or 46%. The largest portion of the decline is in interest expense, which declined $699,218 or 53%. This is due to the amortization of the 8% Senior Secured Convertible Promissory Notes, which after the original amortization starting in November 2018 (first tranche), February 2019 (second tranche) and December 2019 for the new 8% Senior Secured Convertible Promissory Note, and the Notes maturing in November 2020, the amortization decreased to $440,017 versus $1,191,874 in the year ended December 31, 2020 versus 2019. There was also a $9,723 decline in bank and filing fees in the year ended December 31, 2020 versus 2019. In the year ended December 31, 2019, there was miscellaneous income of $178,394 all from the disgorgement of short swing profits pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Net Loss

The Company had a net loss of $1,185,846 versus $2,305,073 in the year ended December 31, 2020 versus 2019, largely due to the declines in sales and marketing, R&D spending and a reduction in interest expense. There was also an undeclared preferred dividend of $10,000 in both the 2020 and 2019 years which made the net loss available to common stockholders of $1,195,846 and $2,315,073, respectively.

Foreign Currency Translation Losses

Astro also had foreign currency translation losses of $55,321 and $42,802, respectively in the years ended December 31, 2020 and 2019 from the difference in the Canadian dollar and U.S. dollar exchange rates those years. The increase in the translation loss is mainly due to the decline in the average Canadian dollar rate versus the average U.S. dollar rate in the fluctuating currency markets. Astro’s comprehensive loss was $1,241,167 and $2,347,875 in the year ended December 31, 2020 and 2019, respectively.

Cash Flows from Operating Activities

For the year ended December 31, 2020, we had a net loss of $1,185,846. We had the following adjustment to reconcile net loss to cash flows from operating activities: an increase of $440,017 due to the amortization of the Senior Secured Convertible Promissory Note discounts. We had the following changes in operating assets and liabilities: a decrease of $24,844 in other receivables, a decrease of $623 in prepaid expenses, an increase of $4,200 in deposits and an increase of $110,788 in accounts payable and accrued liabilities.

As a result, we had net cash used in operating activities of $613,774 for the year ended December 31, 2020 which is largely due to the continued development of the eVTOL aircraft.

For the year ended December 31, 2019, we had a net loss of $2,305,073. We had the following adjustment to reconcile net loss to cash flows from operating activities: an increase of $1,191,894 due to the amortization of the Senior Secured Convertible Promissory Note discounts. We had the following changes in operating assets and liabilities: an increase of $27,860 in other receivables, a decrease of $18,567 in prepaid expenses, a decrease of $274 in deposits and an increase of $171,652 in accounts payable and accrued liabilities.

As a result, we had net cash used in operating activities of $950,546 for the year ended December 31, 2019 which is largely due to the continued development of the eVTOL aircraft.

Net Cash Provided by Financing Activities

For the year ended December 31, 2020, we received $459,333 from a Promissory Note from the parent and received $247,120 from the puts of common stock under the Equity Purchase Agreement.

As a result, we had net cash provided by financing activities of $706,453 for the year ended December 31, 2020.

For the year ended December 31, 2019, we received $158,578 from a Promissory Note from the parent, received $600,000 from the issuance of the Senior Secured Convertible Promissory Note, received $125,000 from the issuance of a new Senior Secured Promissory Note, and an increase of $48,300 from the issuance of 20,000 shares of common stock for a financing fee. We also had a non-cash financing fee of $7,500 issued as a component of the new 8% Senior Secured Convertible Promissory Note of December 2, 2019.

As a result, we had net cash provided by financing activities of $939,378 for the year ended December 31, 2019.

Loss on Foreign Currency Translation

For the years ended December 31, 2020 and 2019, we had a loss on foreign currency translation of $55,321 and $42,802, respectively.

Capital Resources and Liquidity

The Company currently is not profitable and must finance its business through raising additional capital. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying consolidated financial statements, for the year ended December 31, 2020 the Company had a net loss of $1,185,846 and used $653,882 cash in operations, and at December 31, 2020, had negative working capital of $1,071,951, current assets of $114,298, and an accumulated deficit of $11,502,721. The foregoing factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the ability to continue as a going concern is dependent upon the Company’s ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by licensing or otherwise commercializing products incorporating the Company’s technologies. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

While the Company has Net Operating Losses (“NOL”) for tax purposes due to the net losses through the year ended December 31, 2020, the Company has taken a 100% income tax valuation allowance against it resulting in no deferred tax asset. At this time, it is not known if the Company will become profitable with the ability to use the NOL.

The Company expects to spend $760,000 in the next six months and then another $1,500,000 in the subsequent six months on the development and marketing of the eVTOL aircraft.

The Company is financed through its parent, MAAB, which has loaned the Company $963,203 and there is $286,797 available under the terms of the note through March 31, 2021. The note was amended on April 22, 2020 to increase the maximum principal amount to $1,250,000 and to extend the maturity to February 28, 2022.

The Company also raised an additional $1.2 million of cash in November 2018 through the issuance of a Senior Secured Convertible Promissory Note in the principal amount of $1,383,636. On December 2, 2019, the Company issued a new 8% Senior Secured Convertible Promissory Note and received $125,000 in proceeds. As of March 12, 2021, both tranches of the Note have been completely converted into common stock.

On August 26, 2019, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement with the same investor who provided the initial Senior Secured Convertible Promissory Note. Under the terms of the Equity Purchase Agreement, the investor agreed to purchase from the Company up to $5,000,000 of the Company’s common stock upon effectiveness of a registration statement on Form S-1. The maximum amount that the Company shall be entitled to put to the investor in each put notice shall not exceed the lesser of $500,000 or one hundred fifty percent (150%) of the average daily trading volume of the Company’s Common Stock during the ten (10) trading days preceding the put.

On February 8, 2021, the Company entered into a Placement Agent Agreement with Kingswood Capital Markets (“Kingswood”), a division of Benchmark Investments, Inc. whereby Kingswood shall serve as the exclusive placement agent of the Company, on a “reasonable best efforts” basis. The terms of the placement and the securities shall be mutually agreed upon by the Company and the purchasers.

On February 10, 2021, the Company entered into Business Advisory Agreements with SBC Investments Ltd. and KTAP LLC (“KTAP”) to provide such advice and services to the Company as may be reasonably requested by the Company concerning equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities. The term of the agreements is for twelve months and shall automatically renew for additional one year periods unless terminated in writing not less than thirty days prior to the expiration date.

On March 5, 2021, the Company entered into a Note Purchase Agreement, Senior Secured Convertible Promissory Note, Registration Rights Agreement, Security Agreement and Warrant with Westworld Financial Capital. Under the terms of the Note Purchase Agreement, Westworld Financial Capital purchased the Senior Secured Convertible Promissory Note in the principal amount of $1,250,000. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement on Form S-1 to register five times the number of shares of the Company’s common stock issuable upon the conversion of the Senior Secured Convertible Promissory Note at a threshold conversion price of $4.50 per share. In addition, pursuant to the Registration Rights Agreement, the Company is obligated to register the 120,000 shares of the Company’s common stock issuable upon the exercise of the Warrants.

On May 5, 2021, the Company entered into a Securities Purchase Agreement with Lallande. Pursuant to the terms of the Securities Purchase Agreement, Lallande purchased 400,000 shares of the Company’s common stock at a price of $2.50 a share. In addition, Lallande received warrants to purchase 400,000 shares of the Company’s common stock at an exercise price of $5.00 per share.

Further capital support will come from the parent, and additional capital from third party sources. There is no assurance that the third party capital will be available. In the event that additional capital from the private or public markets is not available, the Company will need to reduce its spending on development and operations to the level of the capital that is available from the parent.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of Company’s equity securities with the SEC no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year. Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder. Mr. Bruce Bent, the Company’s Chief Executive Officer, is currently up to date in meeting these requirements and has notified the Company that he is now compliant. On August 30, 2019, pursuant to Section 16(a), Mr. Bent disgorged short swing profits of $178,394 to the Company.

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of its Financial Condition and Results of Operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on- going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies. We believe our estimates and assumptions to be reasonable under the circumstances. However, actual results could differ from those estimates under different assumptions or conditions. Our consolidated financial statements are based on the assumption that we will continue as a going concern. If we are unable to continue as a going concern, we would experience additional losses from the write-down of assets.

Recent Accounting Pronouncements

See Note 3 to the Condensed Consolidated Financial Statements, “Recent Accounting Pronouncements”, for the applicable accounting pronouncements affecting the Company.

Off Balance Sheet Arrangements

We had no material off balance sheet arrangements as of March 31, 2021.

Contractual Obligations

The registrant has no material contractual obligations.

The long term debt repayments as of March 31, 2021 are as follows:

	2021	2022	2023	2025	Thereafter	Total
Promissory Note - MAAB	$ -	$963,203	$ -	$ -	$ -	$963,203
8% Senior Secured Convertible Promissory Note	$1,250,000	$ -	$ -	$ -	$ -	$1,250,000
Total Repayments	$1,250,000	$963,203	$ -	$ -	$ -	$2,213,203

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following persons listed below have been retained to provide services as directors until the qualification and election of his successor. All holders of common stock will have the right to vote for directors.

The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of the registrant, supervising the development business plan, review of the officers’ performance of specific business functions. The board is responsible for monitoring management, and from time to time, to revise the strategic and operational plans of the registrant. A director shall be elected by the shareholders to serve until the next annual meeting of shareholders, or until his or her death, or resignation and his or her successor is elected.

The Executive Officers and Directors are:

Name

Position

Term(s) of Office

Bruce Bent

Director

March 22, 2018 to present

Chief Executive Officer

March 22, 2018 to May 31, 2021

Chief Financial Officer

March 22, 2018 to May 31, 2021

Patricia Trompeter

Director

March 10, 2021 to present

Chief Executive Officer

June 1, 2021 to present

Chief Financial Officer

June 1, 2021 to present

Brandon Robinson

President

May 28, 2021 to present

Director

May 28, 2021 to present

Bruce Bent, age 65, has been the director of the Company since March 22, 2018 and was CEO of the Company from March 22, 2018 to May 31, 2021. From September 18, 2017 to present, Mr. Bent has acted as Chief Executive Officer and Director of MAAB Global Limited. Mr. Bent is President of Matthews Development (Alberta) Inc. a Canadian based project management company and is Chief Financial Officer of Matthews Acquisitions LLC, a holding company for the Matthews Group of Companies in the United States. Mr. Bent is Chairman and Director of Enerdynamic Hybrid Technologies Corp, a TSXV listed company. Mr. Bent received a Bachelor of Commerce from the University of Manitoba in April 1981.

Patricia Trompeter, age 53, brings more than sixteen years of experience in mergers and acquisitions and over fifteen years in financial management to the Company’s Board of Directors. Ms. Trompeter held a variety of executive positions at GE Capital including CFO, Controller, Operations Leader, Quality Leader, and Mergers & Acquisitions. She was integral in GE Capital’s successful acquisition of Guinness Peat Aviation, which contributes to more than $17 Billion of acquisitions she has completed. Ms. Trompeter’s experience at GE gave her a breadth of knowledge in the Aviation Industry from aircraft engines to spending a significant amount of time in GE Capital Aviation Services. After leaving GE, Ms. Trompeter took a short break to focus in the non-profit sector and on family. In 2019, she returned to the venture capital sector as Co-Founder of Webbs Hill Partners, an independent investment and advisory firm growing innovative technologies in emerging markets. She is also the Founder of a new venture, Ceres Capital Holdings.

E. Brandon Robinson, age 42, was the co-founder and Chief Executive Officer of Horizon Aircraft, Inc. Mr. Robinson holds a Mechanical Engineering degree from the Royal Military College of Canada, is a CF-18 Fighter Pilot Top Gun graduate, has an MBA from Royal Roads University, and has led more than $400 million in complex engineering projects.

Significant Employees

We have no significant employees who are not executive officers.

Family Relationships

No officer or director of the registrant has a family relationship with any other member of the registrant.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees, promoters or control persons has been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act.

Promoters and Control Persons

Not applicable.

Code of Ethics

The Company adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any persons performing similar functions.

Corporate Governance

Committees of the Board of Directors

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors.

Executive Compensation

The following table sets forth the compensation paid to officers and board of directors during the fiscal years ended December 31, 2020 and 2019. The table sets forth this information for salary, bonus, and certain other compensation to the board of directors and named executive officers for the past two fiscal years and includes all board of directors and officers as of December 31, 2020.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Bruce Bent	2020	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
CEO, CFO, Director	2019	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0

Except for such compensation and as indicated above, no cash compensation, deferred compensation, pension benefits or long-term incentive plan awards were issued or granted to our management during the fiscal years indicated above. Further, no member of management has been granted any option or stock appreciation rights except as indicated below; accordingly, no tables relating to such items have been included within this Item.

2014 Stock Awards Plan

In November 2014, the board of directors of the Company approved the adoptions of a Stock Awards Plan. A total of 7,000,000 shares was authorized to be issued under the plan. For incentive stock options, at the grant date the stock options exercise price is required to be at least 110% of the fair value of the Company’s common stock. The Plan permits the grants of common stock or options to purchase common stock. As plan administrator, the Board of Directors has sole discretion to set the price of the options. Further, the Board of Directors may amend or terminate the plan.

On March 14, 2018, the Company cancelled all 216,667 outstanding stock options under the 2014 Stock Awards Plan, with 100,000 of the stock options exchanged for two 10% Convertible Promissory Notes with a six month maturity, which were subsequently converted into common stock in September 2018. Consequently, there are 7,000,000 shares available for issuance at March 31, 2021. There are no outstanding stock options at March 31, 2021.

A summary of the stock option activity over the years ended December 31, 2020 and 2019 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2019	-	-	-	-
Exercisable at December 31, 2019	-	-	-	-

Outstanding at December 31, 2020	-	-	-	-
Exercisable at December 31, 2020	-	-	-	-

Limitation on Liability and Indemnification

We are a Nevada corporation. The Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Our articles of incorporation contain a provision eliminating the personal liability of our directors or our shareholders for monetary damages to the fullest extent provided by the NRS.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. Our articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

The NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Our articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of the Company to the full extent permitted by Nevada law.

Our articles of incorporation also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or who is or was serving at the request of the Company as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of August 17, 2021, by:

-

All of our current directors and executive officers, individually; and

-

All persons who beneficially own more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 14,123,507 shares of our common stock outstanding as of August 17, 2021. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of the following persons listed below is c/o Astro Aerospace Ltd., 320 W. Main Street, Lewisville, TX 75057.

Name and Address (3)

Amount

Percentage

Bruce Bent (1)

2,675,000

18.94%

Patricia Trompeter

0

0.00%

Brandon Robinson (2)

2,534,050

17.94%

All Officers and Directors as a Group

   (3 persons)

5,209,050

36.88%

(1) These shares are held by MAAB Global Limited. Bruce Bent is the owner and president of MAAB Global Limited.

(2) Represents shares beneficially owned by Brandon Robinson.

(3) All addresses are c/o the Company, 320 W. Main Street, Lewisville, TX 75057

Changes in Control

There are no present arrangements or pledges of our securities that may result in a change in control of the registrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

MAAB, the parent of Astro has issued a Promissory Note, as amended, for monetary advances to the Company of up to $1,250,000, maturing on February 28, 2022. The Promissory Note has an interest rate of 10%, compounded monthly. Interest accrues on the principal amount or portion thereof which remains unpaid from time to time as well as any interest outstanding, from the date the principal amount is advanced until and including the date upon which the principal amount and all interest due under this promissory note shall be fully paid. The Company has accrued interest expense of $246,897 and $207,915 at March 31, 2021 and December 31, 2020, respectively. The accrued interest expense is included in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheets.

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of Company’s equity securities with the SEC no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year. Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder. Mr. Bruce Bent, the Company’s Chief Executive Officer, is currently up to date in meeting these requirements and has notified the Company that he is now compliant. On August 30, 2019, pursuant to Section 16(a), Mr. Bent disgorged short swing profits of $178,394 to the Company, which was recorded as miscellaneous income and a reduction of the debt owed to MAAB, the parent of the Company.

Promoters and Certain Control Persons

Except as indicated under the heading “Transactions with Related Persons” above, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Director Independence

Our Common Stock is currently quoted on the OTCQB, which does not impose specific standards relating to director independence or the makeup of committees with independent directors or provide definitions of independence.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of our articles of incorporation and bylaws.

Authorized Capital

The total number shares that we have the authority to issue is two hundred fifty million (250,000,000) shares of common stock, par value $0.001.

Series A Preferred Stock

Our Series A Preferred Stock has the following powers, rights, qualifications, limitations and restrictions:

Series A preferred stock, $0.0001 par value. There are no redemption rights. Series A preferred shares rank senior to the Company’s common stock. In the event of any liquidation, dissolution, or winding up of the Company, holders of Series A preferred shares are entitled to receive a preferred return equal to the purchase price paid for such Series A preferred shares. The remainder of the amount distributed will be allocated among the holders of common shares and any remaining series of preferred shares pro-rata according to the share ownership of either class. Such receipt by the holder shall subsequently redeem and retire the outstanding Series A preferred shares held prorated by the amount received.

Series A preferred shares receive a mandatory dividend equal to 8% per annum, payable quarterly. Each Series A preferred share is convertible into common shares at $0.08 per common share. Holders of Series A preferred shares are not entitled to any preemptive rights to purchase stock in future stock offering of the Company. The holders of Series A preferred shares have the right to register their unregistered stock when either the Company or another investor initiates a registration of the Company’s securities.

Series A preferred shares are not entitled to voting rights. Series A preferred shares have the right of co-sale. If a majority shareholder sells their stake, the Series A preferred shareholders have the right to join the transaction and sell their minority stake in the Company.

Series A preferred shareholders are not required to sell all of their Series A preferred shares on the same terms or conditions of a co-sale by a majority shareholder. If any Series A preferred shareholders wish to sell, transfer or otherwise dispose of any or all of their Series A preferred shares, the other Series A preferred shareholders shall not have a prior right to buy such Series A preferred shares. There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Series B Preferred Stock

The Company authorized 10,000 shares of the Series B Convertible Preferred Stock (“Preferred”), par value $0.001 per share. The Preferred is entitled to a dividend, when declared by the Board of Directors, votes with all other classes of stock as a single class of stock on all actions to by the stockholders of the Company, and each share of

Preferred is convertible into 1,333 shares of common stock and a five year warrant to purchase 1,333 shares of common stock at an exercise price of $0.75 per share.

Common Stock

Our common stock has the following powers, rights, qualifications, limitations and restrictions:

1.  The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote.

2.  After we shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

3.  In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of common shares held by each.

Transfer Agent

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

SELLING STOCKHOLDERS

The following table details the name of the Selling Stockholders, the number of shares beneficially owned by each Selling Stockholder, and the number of shares that may be offered by each Selling Stockholder for resale under this prospectus. The Selling Stockholders may sell up to 1,997,943 shares of common stock from time to time in one or more offerings under this prospectus. Because the Selling Stockholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the Selling Stockholders after the offering can be provided. The Selling Stockholders have informed us that they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Furthermore, the Selling Stockholders are not an affiliate of a broker-dealer. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholders.

In the event of stock splits, stock dividends or similar transactions involving the shares of common stock, the number of shares of common stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the securities purchase agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

Under the terms of the Convertible Notes dated July 20, 2021, we may not issue common shares to the selling stockholder to the extent that the selling stockholder would, at any time, beneficially own more than 9.99% of our outstanding common shares as determined in accordance with SEC rules.

	Shares beneficially owned as of the date of	Number of shares to be beneficially owned and percentage of beneficial ownership after the offering(1)(3)
Name of Selling Stockholder	this prospectus(1)(2)	Number of shares	Percentage of class(4)
Westworld Financial Capital, LLC (5)	200,127	0	0
Tradigital Marketing Group, LLC	25,000	0	0

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to common shares. Common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or other convertible securities but are not counted as outstanding for computing the percentage of any other person.

(2) Under the terms of the Convertible Notes dated July 20, 2021, we may not issue common shares to the selling stockholder to the extent that the selling stockholder would, at any time, beneficially own more than 9.99% of our outstanding common shares as determined in accordance with SEC rules.

(3) The amount and percentage of common shares that will be beneficially owned by the Selling Stockholders after completion of the offering assume that they will sell all common shares being offered pursuant to this prospectus.

(4) Based on 14,123,507 shares of common stock issued and outstanding as of August 17, 2021. All shares of common stock being offered pursuant to this prospectus by the Selling Stockholders are counted as outstanding for computing the percentage beneficial ownership of such Selling Stockholders

(5) Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement on Form S-1 to register five times the number of shares of the Company’s common stock issued upon the conversion of the Senior Secured Convertible Promissory Note at a threshold conversion price of $4.25 per share. In addition, pursuant to the Registration Rights Agreement, the Company is obligated to register the 120,000 shares of the Company’s common stock issuable upon the exercise of the Warrant.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 14,123,507 shares of common stock outstanding, none of which may be freely traded without registration or an applicable exemption. The shares of common stock being registered pursuant to this registration statement shall be freely tradable upon the effective date of the registration statement until the termination of the offering, unless sold.

Any additional common shares issued in the future but not registered with the SEC are restricted within the meaning of Rule 144 under the Securities Act and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called “safe harbor” rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers’ transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of common shares or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common shares could adversely affect the prevailing market price of the common shares, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

MARKET FOR COMMON STOCK AND RELATED

STOCKHOLDER MATTERS

There is a limited public trading market for the common stock. Our common stock is quoted on the OTC Market OTCQB under the symbol “ASDN”, with quotations that commenced in October 2009; however, the market for the Company’s common stock is extremely limited. No assurance can be given that the present limited market for our common stock will continue or will be maintained.

For any market that is maintained for our common stock, the resale of “restricted securities” pursuant to Rule 144 of the Commission by members of management or other persons may have a substantial adverse impact on any such public market. Present members of management have already satisfied the one-year holding period of Rule 144 for public sales of a large portion of their holdings in the Company thereunder.

A minimum holding period of six months is required for resales under Rule 144. In addition, affiliates of the Company must comply with certain other requirements, including publicly available information concerning the Company; limitations on the volume of “restricted securities” which can be sold in any 90-day period; the requirement of unsolicited broker’s transactions; and the filing of a Notice of Sale on Form 144.

The following table sets forth the range of high and low sales prices for our common stock for each of the fiscal quarters for the past year as reported on the OTCQB and adjusted for the Company’s 1-for-15 reverse stock split. These prices represent inter-dealer prices without adjustments for mark-up, markdown, or commission and do not necessarily reflect actual transactions.

	High ($)	Low ($)
March 31, 2019	11.25	4.65
June 30, 2019	13.05	3.15
September 30, 2019	4.65	1.80
December 31, 2019	1.20	1.05
March 31, 2020	1.50	1.20
June 30, 2020	1.80	1.50
September 30, 2020	0.90	0.90
December 31, 2020	3.00	1.80
March 31, 2021	3.85	3.50

Holders

As of August 17, 2021, we had approximately 38 shareholders of record of our common stock.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

Dividend Policy

As of the date of this annual report, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Issuer Purchases of Equity Securities

We have not repurchased any shares of our common stock since inception.

EXPERTS

Our consolidated financial statements as of December 31, 2020 and 2019 appearing in this prospectus and in the registration statement have been audited by Hacker, Johnson & Smith PA, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse effect on our business, financial conditions, or operating results. We are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at: (972) 221-1199.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Index to Consolidated Financial Statements

Page

Condensed Consolidated Balance Sheets as of March 31, 2021 (Unaudited) and December 31, 2020

37

Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2021

   and 2020 (Unaudited)

38

Condensed Consolidated Statements of Comprehensive Loss for the Three Months Ended March 31,

   2021 and 2020 (Unaudited)

39

Condensed Consolidated Statements of Stockholders’ Equity (Deficit) for the Three Months Ended

   March 31, 2021 and 2020 (unaudited)

40

Condensed Consolidated Statements of Cash Flow for the Three Months Ended March 31, 2021

   And 2020 (Unaudited)

42

Notes to Condensed Consolidated Financial Statements (Unaudited)

44

Report of Independent Registered Public Accounting Firm

61

Consolidated Balance Sheets as of December 31, 2020 and 2019

63

Consolidated Statements of Operations for the years ended December 31, 2020 and 2019

64

Consolidated Statements of Comprehensive Loss for the years ended December 31, 2020 and 2019

65

Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2020 and 2019

66

Consolidated Statements of Cash Flow for the years ended December 31, 2020 and 2019

68

Notes to Consolidated Financial Statements

70

Astro Aerospace Ltd. and Subsidiary

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Cash	$ 325,923	$ 38,517
Other Receivables	39,429	75,781
Promissory Note Receivable	275,000	-
Other Assets	1,688	-
Total Current Assets	642,040	114,298

Acquired In-Process Research and Development	871,000	871,000
Deposits	126,242	18,125
Total Assets	$ 1,639,282	$ 1,003,423

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and Accrued Liabilities	$ 393,044	$ 376,392
8% Senior Secured Convertible Promissory Note	-	688,166
8% Senior Secured Convertible Promissory Note issued Dec. 2, 2019	-	121,691
8% Senior Secured Convertible Promissory Note issued March 5, 2021, net of discount of $1,008,367	241,633	-
Promissory Note from MAAB	963,203	-
Total Current Liabilities	1,597,880	1,186,249

Long Term Liability
Promissory Note from MAAB	-	1,209,350
Total Liabilities	1,597,880	2,395,599
Commitments and Contingencies (Notes 13 and 15)
Stockholders’ Equity (Deficit)
Series A Convertible Preferred Stock, $0.0001 par value, 50,000,000 shares authorized, 1562,500 shares issued and
Outstanding at March 31, 2021 and December 31, 2020	$ 156	$ 156
Series B Convertible Preferred Stock, $0.001 par value, 10,000
Shares Authorized, 500 and 10,000 Shares Issued and Outstanding at March 31, 2021 and December 31, 2020	1	10
Common Stock, $0.001 par value, 250,000,000 Shares
Authorized, 8,448,380 and 5,724,312 shares Issued and Outstanding at March 31, 2021 and December 31, 2020	8,448	5,724
Additional Paid-in Capital:
Series A Convertible Preferred Stock	124,844	124,844
Series B Convertible Preferred Stock	357,810	7,156,204
Common Stock	12,208,343	2,899,026
Accumulated Other Comprehensive Loss	(108,314)	(75,419)
Accumulated Deficit	(12,549,886)	(11,502,721)
Total Stockholders' Equity (Deficit)	41,402	(1,392,176)
Total Liabilities and Stockholders' Equity (Deficit)	$ 1,639,282	$ 1,003,423

The accompanying Notes are an integral part of the condensed consolidated financial statements

Astro Aerospace Ltd. and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$ -	$ -

Operating Expenses:

Sales and Marketing	564,040	82,425
General and Administrative	190,579	67,870
Research and Development	47,391	29,769

Total Operating Expenses	802,010	180,064
Loss from Operations	(802,010)	(180,064)

Other Expense
Interest Expense, Net	243,500	285,559
Bank and Financing Fees	1,655	507
Total Other Expense	245,155	286,066

Loss Before Income Tax	(1,047,165)	(466,130)

Income Tax	-	-

Net Loss	(1,047,165)	(466,130)
Less: Preferred Stock Dividends	2,500	2,500
Net Loss Available to Common Stockholders	$ (1,049,665)	$ (468,630)

Net Loss per Common Share:
Basic	$ (0.14)	$ (0.09)
Diluted	$ (0.14)	$ (0.09)

Weighted Average Number of Common
Shares Outstanding - Basic	7,341,138	5,044,230

Weighted Average Number of Common
Shares Outstanding - Diluted	7,341,138	5,044,230

The accompanying Notes are an integral part of the condensed consolidated financial statements

Astro Aerospace Ltd. and Subsidiary

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2021	2020

Net Loss	$ (1,047,165)	$ (466,130)
Foreign Currency Translation (Loss) Gain	(32,895)	138,665
Comprehensive Loss	$ (1,080,060)	$ (327,465)

The accompanying Notes are an integral part of the condensed consolidated financial statements

Astro Aerospace Ltd. and Subsidiary

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

Three Months Ended March 31, 2021 and 2020

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid - In Capital Series A	Additional Paid - In Capital Series B	Additional Paid - In Capital	Accumulated Other Comprehensive	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares*	Amount	Preferred	Preferred	Common	Income (Loss)	Deficit	(Deficit)
Balance at December 31, 2019	1,562,500	$156	10,000	$10	4,880,115	$4,880	$124,844	$7,156,204	$2,263,958	$(20,098)	$(10,316,875)	$(786,921)
Partial Conversion of 8% Senior Secured Convertible Promissory Notes (unaudited)	-	-	-	-	215,285	215	-	-	166,509	-	-	166,724
Puts of Common Stock Under the Equity Purchase Agreement, net of issuance costs of $9,000 (Unaudited)	-	-	-	-	36,667	37	-	-	41,844	-	-	41,881
Foreign Currency Translation Gain (Unaudited)	-	-	-	-	-	-	-	-	-	138,665	-	138,665
Net Loss (Unaudited)	-	-	-	-	-	-	-	-	-	-	(466,130)	(466,130)
Balance at March 31, 2020 (Unaudited)	1,562,500	$156	10,000	$10	5,132,067	$5,132	$ 124,844	$7,156,204	$2,472,311	$118,567	$(10,783,005)	$(905,781)
*Shares have been restated for a 1 for 15 reverse stock split and adjusted for 54 fractional shares

40

Astro Aerospace Ltd. and Subsidiary

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

Three Months Ended March 31, 2021 and 2020, Continued

-	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid - In Capital Series A	Additional Paid - In Capital Series B	Additional Paid - In Capital	Accumulated Other Comprehensive		Total Stockholders'
	Shares	Amount	Shares	Amount	Shares*	Amount	Preferred	Preferred	Common	Income (Loss)	Accumulated Deficit	Equity (Deficit)
Balance at December 31, 2020	1,562,500	$156	10,000	$10	5,724,312	$5,724	$ 124,844	$7,156,204	$2,899,026	$(75,419)	$(11,502,721)	$(1,392,176)
Issuance of Common Stock for Services (Unaudited)	-	-	-	-	14,493	15	-	-	43,681	-	-	43,696
Partial Conversion of 8% Senior Secured Convertible Promissory Notes (Unaudited)	-	-	-	-	1,745,342	1,745	-	-	1,003,982	-	-	1,005,727
Puts of Common Stock Under the Equity Purchase Agreement, net of issuance costs of $750 (Unaudited)	-	-	-	-	120,000	120	-	-	314,296	-	-	314,416
Partial Conversion of the Series B Convertible Preferred Stock	-	-	(9,500)	(9)	844,233	844	-	(6,798,394)	6,797,559	-	-	-
Fair Value of Beneficial Conversion Feature of the 8% Senior Secured Convertible Promissory Note, Issued March 5, 2021 (Unaudited)	-	-	-	-	-	-	-	-	369,671	-	-	369,671
Fair Value of Beneficial Conversion Feature of the 8% Senior Secured Convertible Promissory Note, Issued March 5, 2021 (Unaudited)	-	-	-	-	-	-	-	-	780,128	-	-	780,128
Foreign Currency Translation Loss (Unaudited)	-	-	-	-	-	-	-	-	-	(32,895)	-	(32,895)
Net Loss (Unaudited)	-	-	-	-	-	-	-	-	-	-	(1,047,165)	(1,047,165)
Balance at March 31, 2021	1,562,500	$156	500	$1	8,448,380	$8,448	$124,844	$357,810	$12,208,343	$(108,314)	$(12,549,886)	$41,402

*Shares have been restated for a 1 for 15 reverse stock split and adjusted for 54 fractional shares

The accompanying Notes are an integral part of the condensed consolidated financial statements

Astro Aerospace Ltd. and Subsidiary

Condensed Consolidated Statements of Cash Flow

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash Flow from Operating Activities:
Net Loss	$ (1,047,165)	$ (466,130)

Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Amortization of Note Discounts	166,432	247,802
Issuance of Common Stock for Services	43,696	-

Change in Operating Assets and Liabilities:
Other Receivables	36,352	2,773
Promissory Note Receivable	(275,000)	-
Deposits	(108,117)	4,341
Other Assets	(1,688)	-
Bank Overdraft	-	13,809
Accounts Payable and Accrued Liabilities	212,522	41,226
Net Cash Used In Operating Activities	(972,968)	(156,179)
Cash Flow from Financing Activities:

Promissory Note from MAAB	(246,147)	(15,933)
Proceeds from 8% Senior Secured Convertible Promissory Note, Issued March 5, 2021, net of $25,000 issuance costs	1,225,000	-
Puts of Common Stock Under the Equity Purchase Agreement	314,416	32,288

Net Cash Provided By Financing Activities	1,293,269	16,355

Effect of Foreign Currency Translation (Loss) Gain	(32,895)	138,665

Net Increase (Decrease) in Cash	$ 287,406	$ (1,159)

Cash at the Beginning of the Period	$ 38,517	$ 1,159
Cash at the End of the Period	$ 325,923	$ -

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Interest	$ -	$ 16,727

Astro Aerospace Ltd. and Subsidiary

Condensed Consolidated Statements of Cash Flow, Continued

(Unaudited)

Three Months Ended March 31,
	2021	2020
Supplemental Disclosures of Non-Cash Information:
Conversions of 8% Senior Secured Convertible Promissory Notes into Common Stock	$ 809,857	$ 166,724
Common Stock Issued for Accrued Interest on 8% Senior Secured Convertible Promissory Notes	$ 195,870	$ -
Discounts Issued with 8% Senior Secured Convertible Promissory Notes, Issued March 5, 2021	$ 1,174,799	$ -
Amortization to interest expense of Debt Discount from the 8% Senior Secured Convertible Promissory Notes, Issued March 5, 2021	$ 166,432	$ -
Amortization to Interest Expense of the Debt Discount from the 8% Senior Secured Convertible Promissory Note	$ -	$ 173,671
Amortization to Interest Expense of the Debt Discount from the 8% Senior Secured Convertible Promissory Note, Issued December 2, 2019	$ -	$ 74,131
Receivable Related to Puts of Common Stock Under the Equity Purchase Agreement	$ -	$ 9,593

The accompanying Notes are an integral part of the condensed consolidated financial statements

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Astro Aerospace Ltd. (“Astro” or the “Company”) and its wholly-owned subsidiary, is a developer of self-piloted and autonomous, manned and unmanned, eVTOL (Electric Vertical Take Off and Landing) aerial vehicles. The Company intends to provide the market with a mainstream mode of everyday, aerial transportation for both humans and cargo. Astro currently has a working prototype and is working on ALTA an updated version of the working prototype with engineering and mechanical improvements as well as pods which will be interchangeable with the frame allowing the unit to be used for cargo, passenger and other activities.

Astro is the successor corporation to CPSM, Inc., which was primarily engaged in providing a full line pool and spa services, and pool resurfacing. On March 14, 2018, MAAB Global Limited (“MAAB”), the majority stockholder and parent of Astro, acquired control of CPSM, Inc. On March 24, 2018 the articles of incorporation were amended to change the name of the Company from CPSM, Inc. to Astro Aerospace Ltd. As of March 31, 2021, the Company has one subsidiary, Astro Aerospace Ltd. (Canada), which is incorporated in Canada and is used to record Canadian dollar expenditures in order to recover refunds of the Goods and Services Tax in Canada.

In 2018, the Company acquired in-process research and development (“IPRD”) consisting of inventory, hardware designs, software designs, and a trademark all pertaining to passenger drone design and use from Confida Aerospace Ltd. The drone is in an early development stage. The Company expects that it will be marketing the aircraft sometime in in the second quarter of 2022. To date, no commercial applications have been found which would accept the product.

Going Concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying condensed consolidated financial statements, for the three months ended March 31, 2021 the Company had a net loss of $1,047,165 and used $972,968 cash in operations, and at March 31, 2021, had negative working capital of $955,840, current assets of $642,040, and an accumulated deficit of $12,549,886. The foregoing factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the ability to continue as a going concern is dependent upon the Company’s ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by licensing or otherwise commercializing products incorporating the Company’s technologies. The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company acknowledges that its current cash position is insufficient to maintain the current level of operations and research and development, and that the Company will be required to raise substantial additional capital to continue its operations and fund its future business plans. The Company has continued to raise funds through its parent, MAAB and the outstanding note payable balance was $963,203 and there is $286,797 available under the terms of the note at March 31, 2021. The Company has also raised funds through independent capital sources, of which the Company had two Senior Secured Convertible Promissory Notes, both were fully converted in the first quarter of 2021, and another 8% Senior Secured Convertible Promissory Note issued March 5, 2021 for $1,250,000, less $25,000 for commissions and expenses, with an outstanding balance of $241,633, net of discounts, at March 31, 2021.

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS, CONTINUED

Going Concern, continued

The Company has also executed an Equity Purchase Agreement whereby the Investor agreed to purchase from the Company up to $5,000,000 of the Company’s common stock (See Note 12, “Equity Purchase Agreement and Registration Rights Agreement”). Through May 24, 2021, the Company put 453,333 shares of common stock at prices ranging from $.515 to $2.85 per share for total proceeds of $601,644.

Astro plans to raise additional capital in the private and public securities markets through 2021.

Reverse Common Stock Split

On October 8, 2020, the Company’s majority stockholder approved a 1-for-15 reverse common stock split (“the Reverse Stock Split”). On February 5, 2021, the Company effected the Reverse Stock Split, reducing the number of common shares outstanding. As a result of the Reverse Stock Split, every 15 shares of issued and outstanding common stock were combined into one issued and outstanding share of common stock, without any change in the par value per share and common shares authorized. All current and prior year share amounts and per share calculations have been retrospectively adjusted to reflect the impact of this reverse stock split and to provide data on a comparable basis. Such restatements include calculations regarding the Company’s weighted average shares and loss per share.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying unaudited, condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information, and the Securities and Exchange Commission ("SEC") rules for interim financial reporting. Certain information and footnote disclosures normally included in the condensed consolidated financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. However, in the opinion of management, the accompanying interim condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the Company's condensed consolidated financial position as of March 31, 2021 and the condensed consolidated results of operations and cash flows for the periods presented. The condensed consolidated results of operations for interim periods are not necessarily indicative of the results of operations to be expected for any subsequent interim period or for the fiscal year ended December 31, 2021. The accompanying unaudited, condensed consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2020, included in the Company's Form 10-K, which was filed with the SEC on April 15, 2021.

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Cash

All highly liquid investments with original maturities of three months or less or money market accounts held at financial institutions are considered to be cash. Substantially all of the cash is placed with one financial institution. From time to time during the year the cash accounts are exposed to credit loss for amounts in excess of insured limits of $250,000 in the event of non-performance by the institution, however, it is not anticipated that there will be non-performance.

Promissory Note Receivable

On March 3, 2021, the Company advanced $275,000 to Horizon Aircraft, Inc. (“Borrower”) and received a Promissory Note that is due and payable in one year from the issuance date and bears no interest. The Borrower may repay the Note in whole or in part at any time without a premium or penalty upon giving five business days’ notice.

Further, the Company shall forgive up to $100,000 of the Note upon the Borrower, at least five days prior to the Note’s maturity, providing invoices to the Company of incurred expenses relating to the transactions referenced in the letter of intent between the Company and the Borrower dated February 17, 2021 (See Note 15 “Letter of Intent, Business Advisory and Placement Agent Agreements”).

Intangible Assets – Acquired In-Process Research and Development

Acquired in-process research and development (“IPRD”) consists of acquired drone technology and engineering and trademarks. The Company reviews the IPRD, which currently has an indefinite useful life, for impairment at least annually or more frequently if an event occurs creating the potential for impairment, until such time as the research and development efforts are completed or abandoned. If the research and development efforts are abandoned, the related costs will be written off in the period of such determination. If the research and development efforts are completed successfully, the related assets will be amortized over the estimated useful life of the underlying products. The Company will amortize the cost of identified intangible assets using amortization methods that reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized. A valuation by an independent third party was performed for the years ended December 31, 2020 and 2019, and no further impairment expense was required.

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of GAAP which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values.

In accordance with GAAP, the fair value of stock-based awards is generally recognized as compensation expense over the requisite service period, which is defined as the period during which an employee is required to provide service in exchange for an award. The Company uses a straight-line attribution method for all grants that include only a service condition. Compensation expense related to all awards is included in operations.

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Convertible Notes, Warrants and Beneficial Conversion Feature (“BCF”)

The convertible note is recorded at its fair value, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the warrants.

Further, the convertible promissory note is examined for any intrinsic BCF of which the convertible price of the note is less than the closing common stock price on date of issuance.

If the relative fair value method is used to value the convertible promissory note and there is an intrinsic BCF, a further analysis is undertaken of the BCF using an effective conversion price which assumes the conversion price is the relative fair value divided by the number of shares the convertible debt is converted into by its terms. The BCF value is accounted for as equity.

Warrants issued with the 8% Senior Secured Convertible Promissory Notes are accounted for under the fair value and relative fair value method. The warrant is first analyzed per its terms as to whether it has derivative features or not. If the warrant is determined to be a derivative and not qualify for equity treatment, then it is measured at fair value using the Black Scholes option model and recorded as a liability on the condensed consolidated balance sheet. The warrant is re-measured at its then current fair value at each subsequent reporting date (it is “marked-to-market”).

If the warrant is determined to not have derivative features, it is recorded into equity at its fair value using the Black Scholes option model, however, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the convertible note.

The warrant and BCF relative fair values are also recorded as a discount to the convertible promissory notes and as additional paid-in-capital. Discount on the convertible notes is amortized to interest expense over the life of the debt.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of asset and liabilities. Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect on deferred tax asset and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by GAAP. Under GAAP, the tax effects of a position are recognized only if it is “more-likely-than-not” to be sustained by the taxing authority as of the reporting date. If the tax

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Income Taxes, continued

position is not considered “more-likely-than-not” to be sustained, then no benefits of the position are recognized. Management believes there are no unrecognized tax benefits or uncertain tax positions as of March 31, 2021 and December 31, 2020.

The Company assessed its earnings history, trends and estimates of future earnings and determined that the deferred tax asset could not be realized as of March 31, 2021 and December 31, 2020. Accordingly, a valuation allowance was recorded against the net deferred tax asset.

The Company recognizes interest and penalties on income taxes as a component of income tax expense, should such an expense be realized.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted loss per share on the face of the condensed consolidated statements of operations. Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of outstanding common stock during the period. Diluted loss per share gives effect to all dilutive potential common stock outstanding during the period, computed using the if converted method for convertible notes and preferred stock. Dilutive loss per share excludes all potential common stock if their effect is anti-dilutive. Common stock equivalents are anti-dilutive for the three months ended March 31, 2021 and 2020 due to the net loss during the periods.

The common stock equivalents are the 8% Senior Secured Convertible Promissory Notes and the Series A and Series B Convertible Preferred Stock.

For the three months ended March 31, 2021 and 2020, the basic and diluted net loss per share were computed as follows:

	Three Months Ended
	March 31,
	2021	2020
Net Loss	$ (1,047,165)	$ (466,130)
Series A Preferred Stock Dividends	2,500	2,500
Net Loss Available to Common Stockholders and Assumed Conversions	$ (1,049,665)	$ (468,630)
Weighted Average Shares - Basic	7,341,138	5,044,230
Shares Issuable Upon Conversion of 8% Senior Secured Convertible Promissory Notes	-	-
Shares Issuable Upon Conversion of Preferred Stock – Series A	-	-
Shares Issuable Upon Conversion of Preferred Stock – Series B	-	-
Weighted Average Shares - Diluted	7,341,138	5,044,230
Net Loss Per Common Share:
Basic	$ (0.14)	$ (0.09)
Diluted	$ (0.14)	$ (0.09)

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Comprehensive Loss

Comprehensive loss consists of net loss plus the foreign currency translation (loss) gain.

Foreign Currency Translation

The translation of assets and liabilities for the Company’s foreign subsidiary is made at period end exchange rates, while revenue and expense accounts are translated at the average exchange rates during the period transactions occurred.

Fair Value Measurement

GAAP establishes a hierarchy to prioritize the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest ranking to the fair values determined by using unadjusted quoted prices in active markets for identical assets (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). Observable inputs are those that market participants would use in pricing the assets based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities. At March 31, 2021 and December 31, 2020, there were no assets or liabilities carried or measured at fair value.

Use of Estimates and Assumptions

The preparation of condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

A material estimate that is particularly susceptible to significant change in the near-term relate to the determination of the impairment of IPRD. The Company uses various assumptions and actuarial data it believes to be reasonable under the circumstances to make this estimate. Although considerable variability is likely to be inherent in this estimate, management believes that the amount provided is reasonable. This estimate is continually reviewed and adjusted if necessary. Such adjustments, if any, are reflected in operations.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. For convertible instruments, the FASB decided to reduce the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED

conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital.

The FASB decided to amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. The FASB observed that the application of the derivatives scope exception guidance results in accounting for some contracts as derivatives while accounting for economically similar contracts as equity. The FASB also decided to improve and amend the related EPS guidance.

The amendments in this ASU are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Management is currently evaluating the effect on the Company’s condensed consolidated financial statements if and when future convertible securities are issued. The adoption of this ASU is not expected to have a material impact on the Company's condensed consolidated financial statements.

NOTE 4 – CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash with high-credit quality financial institutions. At March 31, 2021 the Company did have a cash balance that was $75,923 in excess of federally insured limits. The Company does not anticipate non-performance by its financial institution.

NOTE 5 – FAIR VALUE ESTIMATES

The Company measures financial instruments at fair value in accordance with ASC 820, which specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions.

Management believes the carrying amounts of the Company's cash, other receivables, accounts payable and accrued liabilities as of March 31, 2021 and December 31, 2020 approximate their respective fair values because of the short-term nature of these instruments. The Company measures its promissory note receivable, notes payable and loan in accordance with the hierarchy of fair value based on whether the inputs to those valuation techniques are observable or unobservable. The hierarchy is:

Level 1 – Quoted prices for identical instruments in active markets;

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 5 – FAIR VALUE ESTIMATES, CONTINUED

The estimated fair value of the cash, promissory note receivable, notes payable, and loan at March 31, 2021 and December 31, 2020 were as follows:

	Quoted Prices In Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Carrying Value
At March 31, 2021:
Assets
Cash	$ 325,923	$ -	$ -	$ 325,923
Promissory Note Receivable	$ 275,000	$ -	$ -	$ 275,000
Liabilities
8% Senior Secured Convertible Promissory Note, Issued March 5, 2021	$ -	$ -	$1,250,000	$1,250,000
Loan from MAAB	$ -	$ -	$ 963,203	$ 963,203

At December 31, 2020:
Assets
Cash	$ 38,517	$ -	$ -	$ 38,517
Liabilities
8% Senior Secured Convertible Promissory Note	$ -	$ -	$ 688,166	$ 688,166
8% Senior Secured Convertible Promissory Note issued December 2, 2019	$ -	$ -	$ 121,691	$ 121,691
Loan from MAAB	$ -	$ -	$1,209,350	$1,209,350

NOTE 6 – 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES

Note Issuance November 21, 2018

On November 21, 2018, the Company issued an 8% Senior Secured Convertible Promissory Note in the aggregate principal amount of $1,383,636 in exchange for a total investment of $1,200,000, less commissions and expenses, payable in two tranches. The first tranche principal of $701,818 was issued, with an Original Issue Discount (“OID”) of $81,818, a $20,000 financing fee for the lender’s transactional expenses that was expensed and the Company received proceeds of $600,000. The second tranche was issued on February 12, 2019 in the principal amount of $681,818, with an OID of $81,818 and the Company received proceeds of $600,000. Each tranche matured 6 months after the issue date.

The note was convertible into common shares of the Company at a price equal to 75% of the lowest market value in the thirty trading days prior to the conversion date.

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 6 – 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES, CONTINUED

Note Issuance November 21, 2018, continued

The Note had a BCF for both tranches, which were valued, along with the warrants, on a relative fair value method. In the first tranche, the warrant fair value was $171,121 (See Note 10, “Warrants”) and the BCF fair value was $523,326 for a total debt discount of $694,447. During the three months ended March 31, 2020, the Company amortized $58,250 of the debt discount to interest expense. Through the year ended December 31, 2020, the remaining debt discount was amortized to interest expense.

In the second tranche, the warrant fair value (See Note 10, “Warrants”) was $121,320 and the BCF fair value was $403,689 for a debt discount of $525,009. During the three months ended March 31, 2020, the Company amortized $115,421 of the debt discount to interest expense. Through the year ended December 31, 2020, the remaining debt discount was amortized to interest expense.

During the three months ended March 31, 2020, the Investor converted $166,724 in principal amount of the Note into 215,285 shares of the Company’s common stock. During the three months ended March 31, 2021, the Investor converted $50,091 in principal amount of the Note into 81,755 shares of the Company’s common stock. Total accrued interest on the Note before full conversion during the three months ended March 31, 2021 was $151,212 and the Company had accrued interest on the Note of $145,606 at December 31, 2020.

Note Issuance December 2, 2019

On December 2, 2019, the Company issued a new 8% Senior Secured Convertible Promissory Note in the aggregate principal amount of up to $575,682. The initial tranche principal of $149,546 was issued, with an OID of $17,046, the pro-rated portion of the $68,182 OID for the entire principal amount of $575,682, a $7,500 financing fee for the lender’s transactional expenses that was expensed and the Company received proceeds of $125,000. The Note matured on June 2, 2020. The Company defaulted on this Note and also again defaulted on November 28, 2020 (See Note 7, “Default and Forbearance on the 8% Senior Secured Convertible Promissory Notes”).

The Note was convertible into common shares of the Company at a price equal to 75% of the lowest market value in the thirty trading days prior to the conversion date.

Amortization of the debt discount into interest expense was $74,131 during the three months ended March 31, 2020. Through the year ended December 31, 2020, the remaining debt discount was amortized to interest expense.

During the three months ended March 31, 2020, there were no conversions of the Note into shares of the Company’s common stock. During the three months ended March 31, 2021, the Investor converted the remaining principal amount, $121,691 plus accrued interest of $12,612, into 298,679 shares of common stock. The Company had accrued interest of $12,073 on the Note as of December 31, 2020.

Partial Sales, Conversions and Final Disposition of the Note

On January 29, 2020, the Original Investor sold $30,000 principal amount of the Note to an independent third party investor. Additionally, the Investor entered into a Note Purchase Agreement with the same independent third party investor to sell $800,000 principal amount of the 8% Senior Secured Convertible Promissory Note in three tranches starting January 15, 2021. The tranches were 30 days apart and the principal amounts sold were

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 6 – 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES, CONTINUED

Partial Sales, Conversions and Final Disposition of the Note, continued

$300,000 in the first tranche, $300,000 in the second tranche and $200,000 in the third tranche. With the sale of the third tranche, the Original Investor had completely disposed of its Note holdings.

On January 22, the independent third party investor converted $30,000 in principal amount of the Note at $0.455 into 25,000 shares of the Company’s common stock. Additionally, on January 25, 2021, the same independent third party investor converted $300,000 in principal amount of the Note at $0.60 into 500,000 shares of the Company’s common stock. The independent third party investor subsequently sold $300,000 and $200,000 in principal amount of the Note to SBC Investments Ltd (“SBC”) on February 12, 2021 and March 12, 2021, respectively.

On February 12, 2021, SBC converted $300,000 principal amount of the Note at $0.60 into 500,000 shares. On March 12, 2021, SBC converted $200,000 in principal amount of the Note and $3,945 in accrued interest at $0.60 per share into 339,908 shares of the Company’s common stock. With this last conversion, the Notes have been completely converted into common stock.

Issuance of 8% Senior Secured Convertible Promissory Note, dated March 5, 2021

On March 5, 2021, the Company issued an 8% Senior Secured Convertible Promissory Note (“Note”) in the aggregate principal amount of $1,250,000, less expenses of $25,000, which was recorded as a discount to the Note. The Note matures in six months on September 5, 2021.

The note is convertible into common shares of the Company at a price which is the lower of: (i) 80% of the lowest volume weighted average price in the five trading days prior to the date of the lender’s notice of conversion and (ii) $4.25. The Company is subject to certain penalties if the shares are not issued within two business days of receiving the conversion notice. Pursuant to a Security Agreement between the Company and the Investor (the “Security Agreement”), the Company has granted to the Investor a security interest in its assets to secure repayment of the Notes. The Company must reserve an amount of shares equal to 500% of the total amount of shares issuable upon full conversion of the promissory note. The Company meets this requirement since it has 250,000,000 common shares authorized and as of May 24, 2021, 174,034,699 shares are available to be issued.

As additional consideration for the investment, the Company issued warrants to acquire up to an aggregate of 120,000 shares of the Company’s common stock at an exercise price of $5.00 per share. The warrants are exercisable by the Investor beginning on the Effective Date through the fifth year anniversary thereof. The warrants’ fair value of $524,904 was calculated using the Black Scholes Model (See Note 10, Warrants). This fair value was reduced with the relative fair value method when including the BCF of the convertible note to $369,671.

The Note has a BCF, which was valued, along with the warrants, on a relative fair value method. The warrant fair value was $369,671 (limited by the relative fair value calculation) and the BCF fair value was $780,128 for a total debt discount of $1,149,798. The exercise price was $3.50 per share, which converts into 356,704 common shares. The common stock price at the valuation date was $4.66 per share, and the effective conversion price was calculated as $2.47, so that the BCF was calculated to be $2.19 per share valuing the BCF at $780,128. During the three months ended March 31, 2021, the Company amortized $166,432 of the debt discounts into interest expense. At March 31, 2021, total accrued interest on the Note was $7,123, which is included in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheets.

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 7 – DEFAULT AND FORBEARANCE ON THE 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Issuance of 8% Senior Secured Convertible Promissory Note, dated March 5, 2021, continued

On May 21, 2019, six months after the issuance of the first tranche of the 8% Senior Secured Convertible Promissory Note, the Note matured with $307,798 in principal outstanding and approximately $24,118 in accrued interest. The Company was unable to repay the principal and accrued interest and therefore was in default of the Note. The Note has default provisions permitting default interest of 18% to be charged on the Note as well as to charge a default amount of 150% of the unpaid principal and interest.

The Company and the Investor promptly began negotiations on a Forbearance Agreement and, on September 11, 2019, the Company and the Investor agreed to a Forbearance Agreement. Pursuant to this agreement, the Investor was willing to postpone pursuing its rights and remedies under the agreements, in particular and without limitation with respect to the acceleration of the promissory note and the immediate payment of the default amount and reduce the balance of the promissory note to the pre-default balance plus accrued non-default interest of $1,062,784. The Company’s outstanding principal amount of the Note, after conversions, and the accrued interest as of the Forbearance Agreement date of September 11, 2019, was $805,649. The Forbearance Agreement for the outstanding principal amount and accrued interest of $1,062,784 produced a forbearance penalty of $257,135. The penalty was amortized over the new maturity of the Note, June 30, 2020. The remaining discount was completely amortized to interest expense during the year ended December 31, 2020, and prior to the second forbearance agreement.

As of June 30, 2020, the 8% Senior Secured Convertible Promissory Note was again in default, with a principal balance of $709,862 and an accrued interest of $116,957. Likewise, the 8% Senior Secured Convertible Promissory Note issued December 2, 2019 (together with the 8% Senior Secured Convertible Promissory Note, the “Notes”) was in default as of June 2, 2020 with a principal balance of $149,546 and accrued interest of $4,910. The Company was unable to repay the principal and accrued interest on both Notes.

On June 30, 2020, the Company and the Investor entered into two New Forbearance Agreements with the same terms for each of the Notes. The Investor also agreed to continue the forbearance from September 11, 2019, the date of previous Forbearance Agreement. The 8% Senior Secured Convertible Promissory Note’s balance was reduced to the pre-default balance plus accrued non-default interest of $852,282, which includes a forbearance penalty of $25,471. Likewise, the 8% Senior Secured Convertible Promissory Note issued December 2, 2019 balance was reduced to the pre-default balance plus accrued non-default interest of $156,276. The maturity of both Notes was extended until November 28, 2020. The penalty was amortized over the new maturity of the Note and was completely amortized to interest expense during the year ended December 31, 2020.

As of November 28, 2020, the Company was again in default on the Notes. Although there was no forbearance agreement in place, both the Investor and Company continued to act according to the terms of the Notes.

As of March 12, 2021, both tranches of the Notes have been completely converted into common stock (See Note 6, “8% Senior Secured Convertible Promissory Notes”).

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 8 – PROMISSORY NOTE FROM MAAB

MAAB, the parent of Astro has issued a Promissory Note, as amended, for monetary advances to the Company of up to $1,250,000, maturing on February 28, 2022. The Promissory Note has an interest charge of 10%, compounded monthly. Interest accrues on the principal amount or portion thereof which remains unpaid from time to time as well as any interest outstanding, from the date the principal amount is advanced until and including the date upon which the principal amount and all interest due under this promissory note shall be fully paid.

The Company has accrued interest expense of $246,897 at March 31, 2021 and $207,915 at December 31, 2020. The accrued interest expense is included in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheets.

NOTE 9 – CONVERTIBLE PREFERRED STOCK

In December 2015, the Company authorized 50,000,000 shares of Series A Preferred Stock, with a $0.0001 par value and no liquidation value. The Series A Preferred has an 8% dividend paid quarterly and is convertible into one share of common stock. The Series A Preferred is senior to the common stock as to dividends, and any liquidation, dissolution or winding up of the Company. The Series A Preferred also has certain voting and registration rights.

In January 2016, the Company issued 1,562,500 shares of the Series A Preferred Stock. On March 14, 2018, all those shares were sold to MAAB, a non-affiliate of CPSM, Inc. Cumulative undeclared Series A Preferred dividends were $30,000 at March 31, 2021 and $27,500 at December 31, 2020.

On May 4, 2018, the Board of Directors of Astro Aerospace Ltd. authorized 10,000 shares of the Series B Convertible Preferred Stock, par value $0.001 per share. The Preferred shares are entitled to a dividend, when declared by the Board of Directors, votes with all other classes of stock as a single class of stock on all actions to be voted on by the stockholders of the Company, and each share of Preferred Stock is convertible into 89 shares of common stock and a five year warrant to purchase 89 shares of common stock at an exercise price of $11.25 per share. On May 8, 2018, the Company issued all of the 10,000 authorized Series B Preferred shares in the acquisition of certain assets from Confida Aerospace Ltd.

In January 2021, Confida assigned 9,500 shares of the Preferred Stock to two investors and on January 26, 2021, the two investors converted 9,500 shares of the Series B Preferred into 844,233 shares of the Company’s common stock. There are 500 shares of the Series B Convertible Preferred Stock outstanding at March 31, 2021.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of the Series B Preferred Stock shall share pro rata with the holders of the common stock, on an as if converted basis.

NOTE 10 – WARRANTS

As part of the 8% Senior Secured Convertible Promissory Note issuance, the Company issued warrants to acquire up to an aggregate 22,935 shares of the Company’s common stock at an exercise price of $7.65 per share. These warrants were fair valued using the Black Scholes Model with the following inputs: stock price on November 21, 2018, date of issuance, $8.55, strike price $7.65, time to expiration, five years, five year Treasury constant maturity

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 10 – WARRANTS, CONTINUED

rate, 2.33%, volatility 253% and no dividend yield. The result was a fair value of $8.51 per warrant or $195,271 in aggregate. This fair value was reduced with the relative fair value method when including the BCF of the convertible note (See Note 6, “8% Senior Secured Convertible Promissory Notes”) to $171,121. The warrant relative fair value was added to additional paid in capital – common stock.

In the second tranche, the Company issued warrants to acquire up to an aggregate 28,110 shares of the Company’s common stock at an exercise price of $6.00 per share. These warrants were fair valued using the Black Scholes Model with the following inputs: stock price on February 12, 2019, date of issuance, $4.95, strike price $6.00, time to expiration, five years, five year Treasury constant maturity rate, 2.34%, volatility 173% and no dividend yield. The result was a fair value of $5.25 per warrant or $147,580 in aggregate. This fair value was reduced with the relative fair value method when including the BCF of the convertible note (See Note 6, “8% Senior Secured Convertible Promissory Note”) to $121,320. The warrant relative fair value was added to additional paid in capital – common stock.

As part of the 8% Senior Secured Convertible Promissory Note, issued March 5, 2021, the Company issued warrants to acquire up to an aggregate of 120,000 shares of the Company’s common stock at an exercise price of $5.00 per share. The warrants are exercisable by the Investor beginning on the Effective Date through the fifth year anniversary thereof. These warrants’ fair value of $524,904 was calculated using the Black Scholes Model. This fair value was reduced with the relative fair value method when including the BCF of the convertible note (See Note 6, “8% Senior Secured Convertible Promissory Notes”) to $369,671. The warrants’ relative fair value was added to additional paid in capital – common stock. The inputs for the model were: stock price, $4.66, exercise price, $5.00, time to expiration, 5 years, stock volatility, 169%, 5 Year Constant Maturity Treasury Rate, 0.382% and no dividends.

A summary of the warrant activity follows:

	Warrants outstanding	Exercise price per share	Price Per Share on Date of Issuance
Balance, December 31, 2019	939,712	6.00 – 11.25	4.95 – 15.00
Granted	-	-	-
Expired	-	-	-
Balance, March 31, 2020	939,712	6.00 – 11.25	4.95 – 15.00

Balance, December 31, 2020	939,712	6.00 – 11.25	4.95 – 15.00
Granted	120,000	5.00	4.66
Expired	-	-	-
Balance, March 31, 2021	1,059,712	5.00 – 11.25	4.66 – 15.00

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 11 - EQUITY PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

On August 26, 2019, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement with the same Investor who provided the funding with the 8% Senior Secured Convertible Promissory Note. Under the terms of the Equity Purchase Agreement, the Investor agreed to purchase from the Company up to $5,000,000 of the Company’s common stock upon effectiveness of a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission and subject to certain limitations and conditions set forth in the Equity Purchase Agreement.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the Equity Purchase Agreement, the Company shall have the discretion to deliver put notices to the Investor and the Investor will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to the Investor in each put notice shall not exceed the lesser of $500,000 or one hundred fifty percent (150%) of the average daily trading volume of the Company’s Common Stock during the ten (10) trading days preceding the put. Pursuant to the Equity Purchase Agreement, the Investor and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to the Investor that would result in the Investor’s beneficial ownership of the Company’s outstanding Common Stock exceeding 9.99%. The price of each put share shall be equal to eighty five percent (85%) of the Market Price (as defined in the Equity Purchase Agreement). Puts may be delivered by the Company to the Investor until the earlier of (i) the date on which the Investor has purchased an aggregate of $5,000,000 worth of Common Stock under the terms of the Equity Purchase Agreement, (ii) August 26, 2022, or (iii) written notice of termination delivered by the Company to the Investor, subject to certain equity conditions set forth in the Equity Purchase Agreement.

On August 26, 2019, in connection with its entry into the Equity Purchase Agreement and the Registration Rights Agreement, the Company committed to 40,000 Commitment Shares (as defined in the Equity Purchase Agreement) to the Investor. These shares are initially being issued pursuant to the Section 4(a)(2) exemption and were registered pursuant to the Registration Rights Agreement. Subsequent to the Agreement and prior to the issuance of the Commitment Shares, the Company renegotiated the payment to 20,000 shares of common stock. The fair value of the Commitment Shares as of August 26, 2019 was $48,300.

During the three months ended March 31, 2020, the Company put a total of 36,667 shares of common stock at prices ranging from $0.984 and $1.539 for total proceeds of $41,881, net of issuance costs. During the three months ended March 31, 2021, the Company put 120,000 shares at prices ranging from $2.44 to $2.85 per share for total proceeds of $314,416, net of issuance costs.

The Registration Rights Agreement provides that the Company shall (i) file with the Commission the Registration Statement by November 25, 2019; and (ii) use its best efforts to have the Registration Statement declared effective by the Commission at the earliest possible date (in any event, within 120 days after the execution date of the definitive agreements). The Company filed a Registration Statement on Form S-1 with the Commission on November 25, 2019 and the S-1 was declared effective on December 27, 2019.

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 12 – 2014 STOCK AWARDS PLAN

In November 2014, the board of directors of the Company approved the adoptions of a Stock Awards Plan. A total of 7,000,000 shares was authorized to be issued under the plan. For incentive stock options, at the grant date the stock options exercise price is required to be at least 110% of the fair value of the Company’s common stock. The Plan permits the grants of common stock or options to purchase common stock. As plan administrator, the Board of Directors has sole discretion to set the price of the options. Further, the Board of Directors may amend or terminate the plan.

On March 14, 2018, the Company cancelled all 216,667 outstanding stock options under the 2014 Stock Awards Plan, with 100,000 of the stock options exchanged for two 10% Convertible Promissory Notes with a six month maturity, which were subsequently converted into common stock in September 2018. Consequently, there are 7,000,000 shares available for issuance at March 31, 2021 and December 31, 2020. There are no outstanding stock options at March 31, 2021 and December 31, 2020.

NOTE 13 – COVID-19 PANDEMIC

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. Governments have imposed laws requiring social distancing, travel bans and quarantine, and these laws may limit access to the Company’s facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact the Company’s operations, financial condition and demand for the Company’s goods and services, but the Company’s overall ability to react timely to mitigate the impact of this event. Also, it has affected the Company’s efforts to comply with filing obligations with the SEC. Depending on the severity and longevity of the COVID-19 pandemic, the Company’s business and stockholders may experience a significant negative impact. Currently, the COVID-19 pandemic has limited the Company’s ability to move forward with its operations and has negatively affected its ability to timely comply with our ongoing filing obligations with the SEC.

NOTE 14 – LETTER OF INTENT, BUSINESS ADVISORY AGREEMENTS

Binding Letter of Intent

On February 17, 2021, the Company entered into a binding letter of intent to acquire all of the issued and outstanding securities of Horizon Aircraft Inc. (“Horizon”). Pursuant to the binding letter of intent, the Company shall acquire all of the issued and outstanding common shares of Horizon in exchange for 5,000,000 common shares of the Company.

If, following the Closing, Horizon develops a 1:2 scale test prototype of an eVTOL aircraft that can fly in accordance with mutually agreed upon parameters (a “Working Prototype”), then (X) if the Working Prototype is developed within 12 months following Closing, the Company shall issue the current shareholders of Horizon an additional 2,000,000 common shares of the Company or (Y) if the Working Prototype is developed within 18 months following Closing, the Company shall issue the current shareholders of Horizon an additional 1,500,000 common shares of the Company.

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 14 – LETTER OF INTENT, BUSINESS ADVISORY AGREEMENTS, CONTINUED

The Company will provide Horizon with a minimum of USD $1,500,000 to be used as a first year operating budget and will advance (A) an amount mutually agreed upon by the Company and Horizon to fund Horizon’s 60 day budget, within one week of the execution of the binding letter of intent; (B) USD $750,000 subtracted by the initial advance outlined in (A) at Closing, and (C) USD $750,000 on the three month anniversary of Closing.

Horizon shareholders will enter into customary lock-up agreements whereby they agree not to sell of dispose of the Company’s common shares received in the exchange for varying periods of time. The Company agrees to include the Company’s common shares held by E. Brandon Robinson and Seaview Capital in any registration filed by the Company under applicable Canadian securities laws or U.S. securities laws.

Effective on Closing, the Company shall have entered in employment agreements with certain key employees of Horizon. Additionally, the Company shall appoint one nominee of Horizon to the Company’s board of directors.

Business Advisory Agreement

On February 10, 2021, the Company entered into Business Advisory Agreements with SBC and KTAP LLC (“KTAP”) to provide such advice and services to the Company as may be reasonably requested by the Company concerning equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities. The term of the agreements is for twelve months and shall automatically renew for additional one year periods unless terminated in writing not less than thirty days prior to the expiration date.

The Company shall pay SBC a one-time fee of 1,500 Series B preferred shares of the Company for the introduction and subsequent closing of the acquisition of Horizon. The fee will be payable once the acquisition has closed and $5,000,000 has been raised. The Company shall pay SBC a fee equal to five percent of equity the Company issued in an equity financing on which SBC worked. At SBC’s discretion, the fee shall be paid in cash or in the same form of the Company’s equity issued in the equity financing.

If the Company completes a business combination, other than Horizon, with a public or private company on which SBC worked, the Company shall pay SBC Investments a fee equal to 2.5% of the Company’s issued and outstanding common stock, on an as-converted, fully diluted basis. The fee shall be deemed and earned and payable upon the closing of the business combination.

The Company shall pay KTAP LLC a one-time fee of 200,000 common shares of the Company due upon the milestones outlined in the agreement between the Company and KTAP. The Company shall pay KTAP a fee equal to one percent of equity the Company issues in an equity financing on which KTAP worked. At KTAP’s discretion, the fee shall be paid in cash or in the same form of the Company’s equity issued in the equity financing.

If the Company completes a business combination with a public or private company on which KTAP worked, the Company shall pay KTAP a fee equal to 0.5% of the Company’s issued and outstanding common stock, on an as-converted, fully diluted basis. The fee shall be deemed and earned and payable upon the closing of the business combination.

Both advisors agreed not to introduce the Company to any potential financing source who is a U.S. Person and will not engage in any “directed selling efforts” in the United States.

Astro Aerospace Ltd. and Subsidiary

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

NOTE 14 – LETTER OF INTENT, BUSINESS ADVISORY AGREEMENTS, CONTINUED

Business Advisory Agreement, continued

The Company granted both advisors piggyback registration rights.

Placement Agent Agreement

On February 8, 2021, the Company entered into a Placement Agent Agreement with Kingswood Capital Markets (“Kingswood”), a division of Benchmark Investments, Inc. whereby Kingswood shall serve as the exclusive placement agent of the Company, on a “reasonable best efforts” basis. The terms of the placement and the securities shall be mutually agreed upon by the Company and the purchasers.

The Company shall pay Kingswood a cash fee equal to an aggregate of eight percent of the aggregate gross proceeds raised in the placement. The cash fee shall be paid at the Closing of the placement. As additional compensation, at Closing, the Company shall issue to Kingswood or its designees warrants to purchase shares of the Company’s common stock equal to five percent of the agreement number of the common stock sold in the placement. The exercise period of the warrants shall be four and a half years commencing six months from the effective date of the placement and the exercise price of the warrants shall be equal of 110% of the price per common share of the securities sold in the placement. The warrants shall have registration rights and customary anti-dilution provisions and protection.

Kingswood shall have tail financing rights for six months following the termination of the Placement Agent Agreement. Additionally, Kingswood shall have right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent for a period of six months after the offering is completed.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

The Company does not have any significant or long term commitments. The Company is not currently subject to any litigation.

NOTE 16 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the condensed consolidated balance sheet date through May 24, 2021, (the condensed consolidated financial statement issuance date), determining no additional events required disclosure.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Astro Aerospace Ltd.

Lewisville, Texas:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Astro Aerospace Ltd. and Subsidiary (the “Company”), as of December 31, 2020 and 2019 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit) and cash flows for the years then ended and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit of $11,502,721 at December 31, 2020 and a loss from operations of $1,185,846 for the year ended December 31, 2020, and a working capital deficiency of $1,071,951 which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, the Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

To the Shareholders and the Board of Directors

Astro Aerospace Ltd.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the Board of Directors and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Impairment of Acquired In-Process Research and Development Costs

The Company acquired in-process research and development (“IPRD”) consisting of inventory, hardware designs, software designs, and a trademark all pertaining to early development stage drone design.

As described in Note 2 to the consolidated financial statements, the Company’s acquired IPRD costs balance was $871,000 as of December 31, 2020. IPRD is reviewed for impairment annually, or more frequently if indicators of impairment exist. The Company performed an impairment test for the IPRD and concluded that it was not impaired at December 31, 2020. The evaluation of impairment involves comparing the current fair value of IPRD to its carrying value. Management uses the assistance of an independent specialist to determine the estimated fair value of IPRD. Fair value is estimated using a model that contains various quantitative adjustments. The determination of fair value using this technique requires the use of significant inputs, estimates and assumptions and other industry-based information of peer companies within the aerospace industry and similar industries that have development stage research and development (“R&D”) activities.

The principal consideration for our determination that performing procedures relating to the impairment assessments of the IPRD is a critical audit matter is the significant and inherent judgment required in developing the fair value measurement of the asset. In turn, this led to a high degree of auditor judgment, effort and subjectivity in performing procedures and evaluating audit evidence related to these inputs, estimates, and significant assumptions for the impairment assessment. In addition, the audit effort involved the use of an independent impairment analysis provided by a management specialist with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following, among others:

-

We assessed the reasonableness of the inputs, assumptions, and estimates utilized within the Company’s impairment analysis, which included financial data of certain peers within the Company’s industry and similar industries that have development stage R&D activities.

-

We tested financial data utilized in the impairment analysis to assess the accuracy of the inputs.

-

We assessed the reasonableness of other quantitative inputs by obtaining and evaluating the information against source documentation.

-

We tested the completeness and accuracy of total R&D costs data provided by management to the independent specialist.

-

We tested the overall mathematical accuracy of the impairment calculation.

/s/ HACKER, JOHNSON & SMITH PA

We have served as the Company’s auditor since 2014.

Fort Lauderdale, Florida

April 14, 2021

Astro Aerospace Ltd. and Subsidiary

Consolidated Balance Sheets

	December 31,
	2020	2019
Assets
Cash	$ 38,517	$ 1,159
Other Receivables	75,781	60,517
Prepaids	-	623
Total Current Assets	114,298	62,299

Acquired In-Process Research and Development	871,000	871,000
Deposits	18,125	13,925
Total Assets	$ 1,003,423	$ 947,224

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts Payable and Accrued Liabilities	$ 376,392	$ 265,604
8% Senior Secured Convertible Promissory Note, net of discount of $289,093 at December 31, 2019	688,166	694,431
8% Senior Secured Convertible Promissory Note issued December 2, 2019, net of discount of $125,453 at December 31, 2019	121,691	24,093
Total Current Liabilities	1,186,249	984,128

Long Term Liability
Promissory Note from MAAB	1,209,350	750,017
Total Liabilities	2,395,599	1,734,145

Commitments and Contingencies (Notes 1, 16 and 17)

Stockholders' Deficit
Series A Convertible Preferred Stock, $0.0001 par value, 50,000,000 Shares Authorized, 1,562,500 shares Issued and Outstanding at December 31, 2020 and 2019	156	156
Series B Convertible Preferred Stock, $0.001 par value, 10,000 Shares Authorized, 10,000 Shares Issued and Outstanding at December 31, 2020 and 2019	10	10
Common Stock, $0.001 par value, 250,000,000 Shares Authorized, 5,724,258 and 4,880,115 shares Issued and Outstanding at December 31, 2020 and 2019	5,724	4,880
Additional Paid-in Capital:
Series A Convertible Preferred Stock	124,844	124,844
Series B Convertible Preferred Stock	7,156,204	7,156,204
Common Stock	2,899,026	2,263,958
Accumulated Other Comprehensive Loss	(75,419)	(20,098)
Accumulated Deficit	(11,502,721)	(10,316,875)
Total Stockholders' Deficit	(1,392,176)	(786,921)
Total Liabilities and Stockholders' Deficit	$ 1,003,423	$ 947,224

The accompanying notes are an integral part of these consolidated financial statements

Astro Aerospace Ltd. and Subsidiary

Consolidated Statements of Operations

	Year Ended December 31,
	2020	2019

Revenue	$ -	$ -
Operating Expenses:
Sales and Marketing	115,833	232,084
General and Administrative	296,279	369,538
Research and Development	146,469	545,639
Total Operating Expenses	558,581	1,147,261
Loss from Operations	(558,581)	(1,147,261)

Other Expense (Income)
Interest Expense, Net	617,189	1,316,407
Bank and Financing Fees	10,076	19,799
Miscellaneous Income	-	(178,394)
Total Other Expense	627,265	1,157,812
Loss Before Income Tax	(1,185,846)	(2,305,073)

Income Tax	-	-
Net Loss	(1,185,846)	(2,305,073)

Less: Preferred Stock Dividends	10,000	10,000
Net Loss Available to Common Stockholders	$ (1,195,846)	$ (2,315,073)

Net Loss per Common Share:
Basic	$ (0.22)	$ (0.49)
Diluted	$ (0.22)	$ (0.49)

Weighted Average Number of Common Shares Outstanding - Basic	5,324,402	4,753,151
Weighted Average Number of Common Shares Outstanding - Diluted	5,324,402	4,753,151

The accompanying Notes are an integral part of the consolidated financial statements

Astro Aerospace Ltd. and Subsidiary

Consolidated Statements of Comprehensive Loss

	Year Ended December 31,
	2020	2019

Net Loss	$ (1,185,846)	(2,305,073)
Foreign Currency Translation Loss	(55,321)	(42,802)
Comprehensive Loss	(1,241,167)	(2,347,875)

The accompanying notes are an integral part of the consolidated financial statements

Astro Aerospace Ltd. and Subsidiary

Consolidated Statements of Stockholders’ Equity (Deficit)

Years Ended December 31, 2020 and 2019

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid - In Capital Series A	Additional Paid - In Capital Series B	Additional Paid - In Capital	Accumulated Other Comprehensive		Total Stockholders'
	Shares	Amount	Shares	Amount	Shares*	Amount	Preferred	Preferred	Common	Income (Loss)	Accumulated Deficit	Equity (Deficit)
Balance at December 31, 2018	1,562,500	$156	10,000	$10	4,620,596	$4,621	$124,844	$7,156,204	$901,161	$22,704	$(8,011,802)	$197,898
Issuance of Inducement common shares	-	-	-	-	10,417	10	-	-	(10)	-	-	-
Partial Conversion of 8% Senior Secured Convertible Promissory Notes	-	-	-	-	229,102	229	-	-	657,018	-	-	657,247
Fair Value of Warrants Issued with 8% Senior Secured Convertible Promissory Note – 2nd Tranche	-	-	-	-	-	-	-	-	121,320	-	-	121,320
Fair Value of Beneficial Conversion Feature of the 8% Senior Secured Convertible Promissory Note – 2nd Tranche	-	-	-	-	-	-	-	-	403,689	-	-	403,689
Fair Value of Beneficial Conversion Feature of the 8% Senior Secured Convertible Promissory Note – 12/2/2019 Note	-	-	-	-	-	-	-	-	132,500	-	-	132,500
Common Stock issued as Financing Fee for the Equity Purchase Agreement	-	-	-	-	20,000	20	-	-	48,280	-	-	48,300
Foreign Currency Translation Loss	-	-	-	-	-	-	-	-	-	(42,802)	-	(42,802)
Net Loss	-	-	-	-	-	-	-	-	-	-	(2,305,073)	(2,305,073)
Balance at December 31, 2019	1,562,500	$156	10,000	$10	4,880,115	$4,880	$ 124,844	$7,156,204	$2,263,958	$(20,098)	$(10,316,875)	$(786,921)

Astro Aerospace Ltd. and Subsidiary

Consolidated Statements of Stockholders’ Equity (Deficit)  (Continued)

Years Ended December 31, 2020 and 2019

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid - In Capital Series A	Additional Paid - In Capital Series B	Additional Paid - In Capital	Accumulated Other Comprehensive		Total Stockholders'
	Shares	Amount	Shares	Amount	Shares*	Amount	Preferred	Preferred	Common	Income (Loss)	Accumulated Deficit	Equity (Deficit)
Balance at December 31, 2019	1,562,500	$156	10,000	$10	4,880,115	$4,880	$ 124,844	$7,156,204	$2,263,958	$(20,098)	$(10,316,875)	$(786,921)
Partial Conversion of 8% Senior Secured Convertible Promissory Notes	-	-	-	-	510,810	511	-	-	348,173	-	-	348,684
Puts of Common Stock Under the Equity Purchase Agreement, net of issuance costs of $20,500	-	-	-	-	333,333	333	-	-	286,895	-	-	287,228
Foreign Currency Translation Loss	-	-	-	-	-	-	-	-	-	(55,321)	-	(55,321)
Net Loss	-	-	-	-	-	-	-	-	-	-	(1,185,846)	(1,185,846)
Balance at December 31, 2020	1,562,500	$156	10,000	$10	5,724,258	$5,724	$124,884	$7,156,204	$2,899,026	$(75,419)	($11,502,721)	$(1,392,176)

*Shares have been restated for a 1 for 15 reverse stock split.

The accompanying notes are an integral part of the consolidated financial statements.

Astro Aerospace Ltd. and Subsidiary

Consolidated Statements of Cash Flow

	Year Ended December 31,
	2020	2019

Cash Flow from Operating Activities:
Net Loss	$(1,185,846)	$(2,305,073)

Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Amortization of Note Discounts	440,017	1,191,894

Changes in Operating Assets and Liabilities:
Other Receivables	24,844	(27,860)
Prepaids	623	18,567
Deposits	(4,200)	274
Accounts Payable and Accrued Liabilities	110,788	171,652
Net Cash Used In Operating Activities	(613,774)	(950,546)

Cash Flow from Financing Activities:
Promissory Note from MAAB	459,333	158,578
8% Senior Secured Convertible Promissory Note	-	600,000
8% Senior Secured Convertible Promissory Note, Issued December 2, 2019	-	125,000
Puts of Common Stock Under the Equity Purchase Agreement	247,120	-
Issuance of Common Stock for Financing Fee	-	48,300
Non-cash Financing Fee	-	7,500
Net Cash Provided By Financing Activities	706,453	939,378

Effect of Foreign Currency Translation Loss	(55,321)	(42,802)

Net Increase (Decrease) in Cash	$ 37,358	$ (53,970)

Cash at the Beginning of the Year	$ 1,159	$ 55,129
Cash at the End of the Year	$ 38,517	$ 1,159

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$ 8,358	$ 4,598
Taxes	$ -	$ -

Astro Aerospace Ltd. and Subsidiary

Consolidated Statements of Cash Flow

(Continued)

Year Ended December 31,
	2020	2019
Supplemental Disclosures of Non-Cash Information:
Conversion of 8% Senior Secured Conversion Promissory Notes into Common Stock	$ 348,684	$ 657,247
Discounts Issued with 8% Senior Secured Convertible Promissory Notes	$ -	$ 606,827
Discounts Issued with 8% Senior Secured Convertible Promissory Note, Issued December 2, 2019	$ -	$ 149,546
Discounts Issued in Connection with Forbearance Agreement for 8% Senior Secured Convertible Promissory Notes	$ -	$ 257,135
Amortization to Interest Expense of the Debt Discount from the 8% Senior Secured Convertible Promissory Note	$ 314,564	$ 1,167,801
Amortization to Interest Expense of the Debt Discount from the 8% Senior Secured Convertible Promissory Note, Issued December 2, 2019	$ 125,453	$ 24,093
Increase in Note and Additional Discount on 8% Senior Secured Convertible Promissory Note due to the Forbearance Agreement on June 30, 2020	$ 25,471	$ -
Common Stock issued as Financing Fee for the Equity Purchase Agreement	$ -	$ 48,300
Reduction in MAAB Promissory Note from Section 16(a) Short Swing Profit Income	$ -	$ 178,394
Receivable Related to Puts of Common Stock Under the Equity Purchase Agreement	$ 40,108	$ -

The accompanying notes are an integral part of the consolidated financial statements.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 1 – NATURE OF OPERATIONS

Astro Aerospace Ltd. (“Astro” or the “Company”) and its wholly-owned subsidiary, is a developer of self-piloted and autonomous, manned and unmanned, eVTOL (Electric Vertical Take Off and Landing) aerial vehicles. The Company intends to provide the market with a mainstream mode of everyday, aerial transportation for both humans and cargo. Astro currently has a working prototype and is working on ALTA an updated version of the working prototype with engineering and mechanical improvements as well as pods which will be interchangeable with the frame allowing the unit to be used for cargo, passenger and other activities.

Astro is the successor corporation to CPSM, Inc., which was primarily engaged in providing a full line pool and spa services, and pool resurfacing. On March 14, 2018, MAAB Global Limited (“MAAB”), the majority stockholder and parent of Astro, acquired control of CPSM, Inc. On March 24, 2018 the articles of incorporation were amended to change the name of the Company from CPSM, Inc. to Astro Aerospace Ltd. As of December 31, 2020, the Company has one subsidiary, Astro Aerospace Ltd. (Canada), which is incorporated in Canada and is used to record Canadian dollar expenditures in order to recover refunds of the Goods and Services Tax in Canada.

In 2018, the Company acquired in-process research and development (“IPRD”) consisting of inventory, hardware designs, software designs, and a trademark all pertaining to passenger drone design and use from Confida Aerospace Ltd. The drone is in an early development stage. The Company expects that it will be marketing the aircraft sometime in in the second quarter of 2022. To date, no commercial applications have been found which would accept the product.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying consolidated financial statements, for the year ended December 31, 2020 the Company had a net loss of $1,185,846 and used $653,882 in cash in operations, and at December 31, 2020, had negative working capital of $1,071,951, current assets of $114,298, and an accumulated deficit of $11,502,721. The foregoing factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the ability to continue as a going concern is dependent upon the Company’s ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by licensing or otherwise commercializing products incorporating the Company’s technologies. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company acknowledges that its current cash position is insufficient to maintain the current level of operations and research and development, and that the Company will be required to raise substantial additional capital to continue its operations and fund its future business plans. The Company has continued to raise funds through its parent, MAAB and the outstanding note payable balance was $1,209,350 and there is $40,650 available under the terms of the note at December 31, 2020. The Company has also raised funds through independent capital sources, of which the Company has two Senior Secured Convertible Promissory Notes, the first of which has an outstanding balance of $688,166 at December 31, 2020 and the second of which has an outstanding balance of $121,691 at December 31, 2020. The first Senior Secured Convertible Note is subject to a second forbearance agreement and the second Senior Secured Convertible Note is also subject to a forbearance agreement (See Note 7, “Default and Forbearance on the 8% Senior Secured Convertible Promissory Notes”).

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 1 – NATURE OF OPERATIONS, CONTINUED

Going Concern, continued

The Company has also executed an Equity Purchase Agreement whereby the Investor agreed to purchase from the Company up to $5,000,000 of the Company’s common stock (See Note 12, “Equity Purchase Agreement and Registration Rights Agreement”). Through April 14, 2021, the Company put 453,333 shares of common stock at prices ranging from $.52 to $2.85 per share for total proceeds of $601,644.

Astro plans to raise additional capital in the private and public securities markets through 2021.

Reverse Common Stock Split

On October 8, 2020, the Company’s majority stockholder approved a 1-for-15 reverse common stock split (“the Reverse Stock Split”). On February 5, 2021, the Company effected the Reverse Stock Split, reducing the number of common shares outstanding. As a result of the Reverse Stock Split, every 15 shares of issued and outstanding common stock were combined into one issued and outstanding share of common stock, without any change in the par value per share and common shares authorized. All current and prior year share amounts and per share calculations have been retrospectively adjusted to reflect the impact of this reverse stock split and to provide data on a comparable basis. Such restatements include calculations regarding the Company’s weighted average shares and loss per share.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

All highly liquid investments with original maturities of three months or less or money market accounts held at financial institutions are considered to be cash. Substantially all of the cash is placed with one financial institution. From time to time during the year the cash accounts are exposed to credit loss for amounts in excess of insured limits of $250,000 in the event of non-performance by the institution, however, it is not anticipated that there will be non-performance.

Intangible Assets – Acquired In-Process Research and Development

Acquired in-process research and development (“IPRD”) consists of acquired drone technology and engineering and trademarks. The Company reviews the IPRD, which currently has an indefinite useful life, for impairment at least annually or more frequently if an event occurs creating the potential for impairment, until such time as the research and development efforts are completed or abandoned. If the research and development efforts are

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Intangible Assets – Acquired In-Process Research and Development, continued

abandoned, the related costs will be written off in the period of such determination. If the research and development efforts are completed successfully, the related assets will be amortized over the estimated useful life of the underlying products. The Company will amortize the cost of identified intangible assets using amortization methods that reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized. A valuation by an independent third party was performed for the years ended December 31, 2020 and 2019, and no further impairment expense was required.

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of GAAP which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values.

In accordance with GAAP, the fair value of stock-based awards is generally recognized as compensation expense over the requisite service period, which is defined as the period during which an employee is required to provide service in exchange for an award. The Company uses a straight-line attribution method for all grants that include only a service condition. Compensation expense related to all awards is included in operations.

Convertible Notes, Warrants and Beneficial Conversion Feature (“BCF”)

The convertible note is recorded at its fair value, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the warrant. Further, the convertible promissory note is examined for any intrinsic BCF of which the convertible price of the note is less than the closing common stock price on date of issuance. If the relative fair value method is used to value the convertible promissory note and there is an intrinsic BCF, a further analysis is undertaken of the BCF using an effective conversion price which assumes the conversion price is the relative fair value divided by the number of shares the convertible debt is converted into by its terms. The BCF value is accounted for as equity.

Warrants issued with the 8% Senior Secured Convertible Promissory Note are accounted for under the fair value and relative fair value method. The warrant is first analyzed per its terms as to whether it has derivative features or not. If the warrant is determined to be a derivative and not qualify for equity treatment, then it is measured at fair value using the Black Scholes option model and recorded as a liability on the consolidated balance sheet. The warrant is re-measured at its then current fair value at each subsequent reporting date (it is “marked-to-market”).

If the warrant is determined to not have derivative features, it is recorded into equity at its fair value using the Black Scholes option model, however, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the convertible note.

The warrant and BCF relative fair values are also recorded as a discount to the convertible promissory notes and as additional paid-in-capital. Discount on the convertible notes is amortized to interest expense over the life of the debt.

Research and Development

Research and development costs are expensed as incurred.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Income Taxes

The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of asset and liabilities. Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect on deferred tax asset and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by GAAP. Under GAAP, the tax effects of a position are recognized only if it is “more-likely-than-not” to be sustained by the taxing authority as of the reporting date. If the tax position is not considered “more-likely-than-not” to be sustained, then no benefits of the position are recognized. Management believes there are no unrecognized tax benefits or uncertain tax positions as of December 31, 2020 and 2019.

The Company assessed its earnings history, trends and estimates of future earnings and determined that the deferred tax asset could not be realized as of December 31, 2020. Accordingly, a valuation allowance was recorded against the net deferred tax asset.

The Company recognizes interest and penalties on income taxes as a component of income tax expense, should such an expense be realized.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted loss per share on the face of the consolidated statements of operations. Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of outstanding common stock during the year. Diluted loss per share gives effect to all dilutive potential common stock outstanding during the year, computed using the if converted method for convertible notes and preferred stock. Dilutive loss per share excludes all potential common stock if their effect is anti-dilutive. Common stock equivalents are anti-dilutive for the years ended December 31, 2020 and 2019 due to the net loss during the years.

The common stock equivalents are the 8% Senior Secured Convertible Promissory Notes and the Series A and Series B Convertible Preferred Stock.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Basic and Diluted Net Loss per Share, continued

For the years ended December 31, 2020 and 2019, the basic and diluted net loss per share were computed as follows:

	Year Ended
	December 31,
	2020	2019
Net Loss Available to Common Stockholders	$ (1,185,846)	$ (2,305,073)
Series A Preferred Stock Dividends	10,000	10,000
Net Loss Available to Common Stockholders and Assumed Conversions	$ (1,195,846)	$ (2,315,073)
Weighted Average Shares - Basic	5,324,402	4,753,151
Shares Issuable Upon Conversion of 8% Senior Secured Convertible Promissory Notes	-	-
Shares Issuable Upon Conversion of Preferred Stock – Series A	-	-
Shares Issuable Upon Conversion of Preferred Stock – Series B	-	-
Weighted Average Shares - Diluted	5,324,402	4,753,151
Net Loss Per Common Share:
Basic	$ (0.22)	$ (0.49)
Diluted	$ (0.22)	$ (0.49)

Comprehensive Loss

Comprehensive loss consists of net loss plus the foreign currency translation loss.

Foreign Currency Translation

The translation of assets and liabilities for the Company’s foreign subsidiary is made at year end exchange rates, while revenue and expense accounts are translated at the average exchange rates during the year transactions occurred.

Fair Value Measurement

Generally accepted accounting principles establishes a hierarchy to prioritize the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest ranking to the fair values determined by using unadjusted quoted prices in active markets for identical assets (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). Observable inputs are those that market participants would use in pricing the assets based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities. At December 31, 2020 and 2019, there were no assets or liabilities carried or measured at fair value.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Use of Estimates and Assumptions

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

A material estimate that is particularly susceptible to significant change in the near-term relate to the determination of the impairment of IPRD. The Company uses various assumptions and actuarial data it believes to be reasonable under the circumstances to make this estimate. Although considerable variability is likely to be inherent in this estimate, management believes that the amount provided is reasonable. This estimate is continually reviewed and adjusted if necessary. Such adjustments, if any, are reflected in operations.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. For convertible instruments, the FASB decided to reduce the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The FASB decided to amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance- based accounting conclusions. The FASB observed that the application of the derivatives scope exception guidance results in accounting for some contracts as derivatives while accounting for economically similar contracts as equity. The FASB also decided to improve and amend the related EPS guidance.

The amendments in this ASU are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Management is currently evaluating the effect on the Company’s consolidated financial statements if and when future convertible securities are issued. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash with high-credit quality financial institutions. At December 31, 2020 and 2019, the Company did not have any cash balances in excess of federally insured limits.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 5 – FAIR VALUE ESTIMATES

The Company measures financial instruments at fair value in accordance with ASC 820, which specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions.

Management believes the carrying amounts of the Company’s cash, other receivables, accounts payable and accrued liabilities as of December 31, 2020 and 2019 approximate their respective fair values because of the short-term nature of these instruments. The Company measures its notes payable and loan in accordance with the hierarchy of fair value based on whether the inputs to those valuation techniques are observable or unobservable. The hierarchy is:

Level 1 – Quoted prices for identical instruments in active markets;

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The estimated fair value of the cash, notes payable, and loan at December 31, 2020 and 2019, were as follows:

	Quoted Prices In Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Carrying Value
At December 31, 2020:
Assets
Cash	$ 38,517			$ 38,517
Liabilities
8% Senior Secured Convertible Promissory Note			$ 688,166	$ 688,166
8% Senior Secured Convertible Promissory Note issued December 2, 2019			$ 121,691	$ 121,691
Loan from MAAB			$ 1,209,350	$ 1,209,350

At December 31, 2019:
Assets
Cash	$ 1,159			$ 1,159
Liabilities
8% Senior Secured Convertible Promissory Note			$ 983,524	$ 983,524
8% Senior Secured Convertible Promissory Note issued December 2, 2019			$ 149,546	$ 149,546
Loan from MAAB			$ 750,017	$ 750,017

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 6 – 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES

On November 21, 2018, the Company issued an 8% Senior Secured Convertible Promissory Note in the aggregate principal amount of $1,383,636 in exchange for a total investment of $1,200,000, less commissions and expenses, payable in two tranches. The first tranche was payable upon the closing of the agreement, and the second tranche was payable within ten (10) business days of the Investor receiving written notice confirming the effectiveness of the initial registration statement. The first tranche principal of $701,818 was issued, with an Original Issue Discount (“OID”) of $81,818, a $20,000 financing fee for the lender’s transactional expenses that was expensed and the Company received proceeds of $600,000. The second tranche was issued on February 12, 2019 in the principal amount of $681,818, with an OID of $81,818 and the Company received proceeds of $600,000. Each tranche matured 6 months after the issue date, the first tranche matured on May 21, 2019 and the second tranche matured on August 12, 2019 (See Note 7, “Default And Forbearance On The 8% Senior Secured Convertible Promissory Notes”).

The note is convertible into common shares of the Company at a price equal to 75% of the lowest market value in the thirty trading days prior to the conversion date. The Company is subject to certain penalties if the shares are not issued within two business days of receiving the conversion notice. Pursuant to a Security Agreement between the Company and the Investor (the “Security Agreement”), the Company has granted to the Investor a security interest in its assets to secure repayment of the Notes. The Company must reserve an amount of shares equal to 500% of the total amount of shares issuable upon full conversion of the promissory note. The Company meets this requirement since it has 250,000,000 common shares authorized and as of April 14, 2021, 174,034,699 shares available to be issued.

As additional consideration for the investment, the Company issued 10,417 shares of its common stock to the Investor, valued at $89,531 at the date of issuance, plus warrants to acquire up to an aggregate 22,935 shares of the Company’s common stock at an exercise price of $7.65 per share. Upon the closing of the second tranche in February 2019, the Company issued additional warrants to acquire up to an aggregate 28,110 shares of the Company’s common stock at an exercise price of $6.00 per share. Each Warrant is exercisable by the Investor beginning on the Effective Date through the fifth year anniversary thereof.

The Note has a BCF for both tranches, which were valued, along with the warrants, on a relative fair value method. In the first tranche, the warrant fair value was $171,121 (See Note 11, “Warrants”) and the BCF fair value was $523,326 for a total debt discount of $694,447. The exercise price was $5.63 per share which converts into 124,768 common shares. The common stock price at the valuation date was $8.60 per share, and the effective conversion price was calculated as $4.40, so that the BCF was calculated to be $4.20 per share valuing the BCF at $523,326.

However, adding the OID and the inducement shares to the debt discount, made the final total debt discount $865,796, larger than the principal amount of the Note. Consequently, $163,978 of the debt discount was expensed. During the years ended December 31, 2020 and 2019, the Company amortized $58,250 and $534,682, respectively, of the debt discount to interest expense. As of December 31, 2020, all debt discounts have been fully amortized.

In the second tranche, the warrant fair value (See Note 11, “Warrants”) was $121,320 and the BCF fair value was $403,689 for a debt discount of $525,009. The exercise price was $3.7125 per share which converts into 183,655 common shares. The common stock price at the valuation date was $5.25 per share and the effective conversion price was calculated as $3.06, so that the BCF was calculated to be $2.19 per share valuing the BCF at $403,689.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 6 – 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES, CONTINUED

Including the $81,818 of OID, the total debt discount is $606,827. Prior to the forbearance agreement dated September 11, 2019, $498,402 of the debt discount was amortized into interest expense, bringing the debt discount to $108,425. However, the forbearance agreement increased the principal amount, and the debt discount, which were allocated to the second tranche, so there was a net increase in the principal and the debt discount in the second tranche of $257,135 (See Note 7, “Default and Forbearance on the 8% Senior Secured Convertible Promissory Notes”). Additional amortization of the debt discount into interest expense during the year ended December 31, 2019 was $134,717 bringing the debt discount to $230,843 at December 31, 2019. During the year ended December 31, 2020, the remaining debt discount was amortized to interest expense.

The Investor converted $657,247 in principal amount of the Note into 229,102 shares of the Company’s common stock during the year ended December 31, 2019. Additionally, during the year ended December 31, 2020, the Investor converted $320,829 in principal amount of the Note into 470,810 shares of the Company’s common stock. Total accrued interest on the Note was $145,606 and $83,557 as of December 31, 2020 and 2019, respectively. On January 29, 2020, the Investor sold $30,000 principal amount of the Note to an independent third party investor.

The Company again defaulted on the 8% Senior Secured Convertible Promissory Note as of June 30, 2020. However, the Company reached a forbearance with the Investor on June 30, 2020. On November 28, 2020, the Company again defaulted on the 8% Senior Secured Convertible Promissory Note, (See Note 7, “Default and Forbearance on the 8% Senior Secured Convertible Promissory Notes”).

On December 2, 2019, the Company issued a new 8% Senior Secured Convertible Promissory Note in the aggregate principal amount of up to $575,682. The initial tranche principal of $149,546 was issued, with an OID of $17,046, the pro-rated portion of the $68,182 OID for the entire principal amount of $575,682, a $7,500 financing fee for the lender’s transactional expenses that was expensed and the Company received proceeds of $125,000. The Note matured on June 2, 2020. The Company defaulted on this Note and reached a forbearance with the Investor on June 30, 2020. On November 28, 2020, the Company again defaulted on the 8% Senior Secured Convertible Promissory Note (See Note 7, “Default and Forbearance on the 8% Senior Secured Convertible Promissory Notes”).

The Note is convertible into common shares of the Company at a price equal to 75% of the lowest market value in the thirty trading days prior to the conversion date, which created a BCF valued at greater than the total principal amount of the Note issued of $149,546. The exercise price was $0.5625 per share which converts into 265,859 common shares. The common stock price at the valuation date was $1.95 per share and the conversion price was calculated as $0.5625, so that the BCF was calculated to be $1.3875 per share valuing the BCF at $368,879.

In accordance with ASC 470-20-30-8, if the intrinsic value of the BCF is greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the BCF shall be limited to the amount of the proceeds allocated to the convertible instrument. Therefore, the BCF is limited to $132,500, which when added to the OID of $17,046 equals the principal amount of $149,546. The BCF is being amortized using the effective interest method over the term of the note.

Amortization of the debt discount into interest expense was $24,093 for the year ended December 31, 2019, bringing the debt discount to $125,453 at December 31, 2019. During the year ended December 31, 2020, the remaining debt discount was amortized to interest expense.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 6 – 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES, CONTINUED

During the year ended December 31, 2020, the Investor converted $27,855 in principal amount of the Note into 40,000 shares of the Company’s common stock. The Company had accrued interest of $12,073 and $1,927 on the Note as of December 31, 2020 and 2019, respectively.

NOTE 7 – DEFAULT AND FORBEARANCE ON THE 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

On May 21, 2019, six months after the issuance of the first tranche of the 8% Senior Secured Convertible Promissory Note, the Note matured with $307,798 in principal outstanding and approximately $24,118 in accrued interest. The Company was unable to repay the principal and accrued interest and therefore was in default of the Note. The Note has default provisions permitting default interest of 18% to be charged on the Note as well as to charge a default amount of 150% of the unpaid principal and interest.

The Note was issued with two $600,000 tranches of cash payments. Since both tranches are in one Note, both tranches are in default as of May 21, 2019.

The Company and the Investor promptly began negotiations on a Forbearance Agreement and on September 11, 2019, the Company and the Investor agreed to a Forbearance Agreement. Pursuant to this agreement, the Investor is willing to postpone pursuing its rights and remedies under the agreements, in particular and without limitation with respect to the acceleration of the promissory note and the immediate payment of the default amount and reduce the balance of the promissory note to the pre-default balance plus accrued non-default interest of $1,062,784 on the following terms: 1) subject to the Company’s compliance with the forbearance agreement, the forbearance shall commence on the effective date and will expire on June 30, 2020. 2) Should the Company fail to abide by any of the terms and conditions of the forbearance agreement, fail to comply with the terms of the other agreements, or fail to timely make the payments required under the promissory notes, or should the Company trigger an event of default, the forbearance period will immediately terminate. 3) Subject to the Company’s compliance with the forbearance period, the repayment of the promissory note will be reduced from 35% to 0%.

The Company’s outstanding principal amount of the Note, after conversions, and the accrued interest as of the Forbearance Agreement date of September 11, 2019, was $805,649. The Forbearance Agreement for the outstanding principal amount and accrued interest of $1,062,784 produces a forbearance penalty of $257,135. This amount increased both the principal balance of the Note and increased the debt discount by the same amount. The $257,135 penalty was amortized over the new maturity of the Note, June 30, 2020, and resulted in a $97,747 amortization expense during the year ended December 31, 2019. The outstanding principal amount of the Note was $983,524 at December 31, 2019. The total remaining discount in the amount of $289,093 was completely amortized to interest expense during the year ended December 31, 2020, and prior to the second forbearance agreement. The outstanding principal amount is $688,166 at December 31, 2020.

As of June 30, 2020, the 8% Senior Secured Convertible Promissory Note was again in default, with a principal balance of $709,862 and an accrued interest of $116,957. Likewise, the 8% Senior Secured Convertible Promissory Note issued December 2, 2019 (together with the 8% Senior Secured Convertible Promissory Note, the “Notes”) was in default as of June 2, 2020 with a principal balance of $149,546 and accrued interest of $4,910. The Company was unable to repay the principal and accrued interest on both Notes.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 7 – DEFAULT AND FORBEARANCE ON THE 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE, CONTINUED

On June 30, 2020, the Company and the Investor entered into two New Forbearance Agreements with the same terms for each of the Notes. The Investor also agreed to continue the forbearance from September 11, 2019, the date of previous Forbearance Agreement. The 8% Senior Secured Convertible Promissory Note’s balance was reduced to the pre-default balance plus accrued non-default interest of $852,282, which includes a forbearance penalty of $25,471. This amount increased both the principal balance of the Note and increased the debt discount by the same amount. Likewise, the 8% Senior Secured Convertible Promissory Note issued December 2, 2019 balance was reduced to the pre-default balance plus accrued non-default interest of $156,276. The maturity of both Notes was extended until November 28, 2020. The penalty was amortized over the new maturity of the Note and was completely amortized to interest expense during the year ended December 31, 2020.

During the forbearance period, the acceleration of the Notes and payment of the default amounts shall be deemed suspended, subject to the ability of the Investor hereunder to immediately exercise its rights and remedies under this Forbearance Agreement, including but not limited to the acceleration of the Notes and enforcement of payment of the default amounts.

If at any time after the effective date: (i) the Company fails to abide by any of the terms and conditions of the Agreements; or (ii) the Company fails to comply with any of the terms of any of the other transaction documents; or (iii) the Company fails to timely make the payments required under the Notes; or (iv) any events of default occur, including but not limited to bankruptcy proceedings, then the forbearance period will immediately terminate, and the Investor may immediately exercise any of its rights and remedies provided for under the transaction documents, including but not limited to the acceleration of the Notes and enforcement of payment of the default amounts.

As of November 28, 2020, the Company was again in default on the Notes. Although there is no forbearance agreement in place, both the Investor and Company are continuing to act according to the terms of the Notes. Further, the Investor sold $30,000 in principal amount of the Notes to another third party Investor as of December 31, 2020.

Additionally, the Investor entered into a Note Purchase Agreement with an independent third party investor to sell $800,000 principal amount of the 8% Senior Secured Convertible Promissory Note in three tranches starting January 15, 2021. The tranches are 30 days apart and the principal amounts sold are $300,000 in the first tranche, $300,000 in the second tranche and $200,000 in the third tranche. With the sale of the third tranche, the Investor had completely disposed of its Note holdings.

As of March 12, 2021, both tranches of the Note have been completely converted into common stock.

NOTE 8 – PROMISSORY NOTE FROM MAAB

MAAB, the parent of Astro has issued a Promissory Note, as amended, for monetary advances to the Company of up to $1,250,000 maturing on February 28, 2022. The Promissory Note has an interest charge of 10%, compounded monthly. Interest accrues on the principal amount or portion thereof which remains unpaid from time to time as well as any interest outstanding, from the date the principal amount is advanced until and including the date upon which the principal amount and all interest due under this promissory note shall be fully paid. The Company has accrued interest expense of $207,915 and $89,797 at December 31, 2020 and 2019,

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 8 – PROMISSORY NOTE FROM MAAB, CONTINUED

respectively. The accrued interest expense is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

NOTE 9 – INCOME TAX

A reconciliation of differences between the effective income tax rates and the statutory federal rates from continuing operations is as follows:

	2020		2019
	Rate	Amount	Rate	Amount
Income Tax benefit at US statutory rate	21%	$ 249,028	21%	$ 484,065
State taxes, net of federal benefit	6%	65,546	5%	114,471
Change in valuation allowance	(27)%	(314,574)	(26)%	(598,536)
	---	$ ---	---	$ ---

Deferred income taxes primarily relate to differences between the amounts recorded for financial reporting purposes and the amounts recorded for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows as of December 31, 2020, and 2019:

Deferred Income Tax Assets:	2020	2019
Net Operational Loss Carryforwards	$ 1,073,486	$ 703,548
Intangible Assets	1,309,790	1,415,989
Research & Development Costs	403,990	366,868
Other, Net	20,940	7,227
Gross Deferred Income Tax Assets	$ 2,808,206	$ 2,493,632
Less: Valuation Allowance	(2,808,206)	(2,493,632)
Net Deferred Income Tax Asset	$ -	$ -

At December 31, 2020, the Company has net operating loss carryforwards of approximately $4,234,000 available to offset future taxable income with no expiration. Realization of the deferred tax assets, which relate to operating loss carry-forwards and timing differences, is dependent on future earnings. The timing and amount of future earnings are uncertain and therefore the Company has established a 100% valuation allowance.

As of December 31, 2020, the U.S. Federal and Florida income tax returns filed prior to 2017 are no longer subject to examination by the respective taxing authorities.

NOTE 10 – CONVERTIBLE PREFERRED STOCK

In December 2015, the Company authorized 50,000,000 shares of Series A Preferred Stock, with a $0.0001 par value and no liquidation value. The Series A Preferred has an 8% dividend paid quarterly and is convertible into one share of common stock. The Series A Preferred is senior to the common stock as to dividends, and any liquidation, dissolution or winding up of the Company. The Series A Preferred also has certain voting and registration rights.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 10 – CONVERTIBLE PREFERRED STOCK, CONTINUED

In January 2016, the Company issued 1,562,500 shares of the Series A Preferred Stock. On March 14, 2018, all those shares were sold to MAAB, a non-affiliate of CPSM, Inc. Cumulative undeclared Series A Preferred dividends were $27,500 and $17,500 at December 31, 2020 and 2019, respectively.

On May 4, 2018, the Board of Directors of Astro Aerospace Ltd. authorized 10,000 shares of the Series B Convertible Preferred Stock, par value $0.001 per share. The Preferred shares are entitled to a dividend, when declared by the Board of Directors, votes with all other classes of stock as a single class of stock on all actions to be voted on by the stockholders of the Company, and each share of Preferred Stock is convertible into 89 shares of common stock and a five year warrant to purchase 89 shares of common stock at an exercise price of $11.25 per share. On May 8, 2018, the Company issued all of the 10,000 authorized Series B Preferred shares in the acquisition of certain assets from Confida Aerospace Ltd.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of the Series B Preferred Stock shall share pro rata with the holders of the common stock, on an as if converted basis.

NOTE 11 – WARRANTS

As part of the 8% Senior Secured Convertible Promissory Note issuance, the Company issued warrants to acquire up to an aggregate 22,935 shares of the Company’s common stock at an exercise price of $7.65 per share. These warrants were fair valued using the Black Scholes Model with the following inputs: stock price on November 21, 2018, date of issuance, $8.55, strike price $7.65, time to expiration, five years, five year Treasury constant maturity rate, 2.33%, volatility 253% and no dividend yield. The result was a fair value of $8.51 per warrant or $195,271 in aggregate. This fair value was reduced with the relative fair value method when including the BCF of the convertible note (See Note 6, “8% Senior Secured Convertible Promissory Notes”) to $171,121. The warrant relative fair value was added to additional paid in capital – common stock.

In the second tranche, the Company issued warrants to acquire up to an aggregate 28,110 shares of the Company’s common stock at an exercise price of $6.00 per share. These warrants were fair valued using the Black Scholes Model with the following inputs: stock price on February 12, 2019, date of issuance, $4.95, strike price $6.00, time to expiration, five years, five year Treasury constant maturity rate, 2.34%, volatility 173% and no dividend yield. The result was a fair value of $5.25 per warrant or $147,580 in aggregate. This fair value was reduced with the relative fair value method when including the BCF of the convertible note (See Note 6, “8% Senior Secured Convertible Promissory Note”) to $121,320. The warrant relative fair value was added to additional paid in capital – common stock.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 11 – WARRANTS, CONTINUED

A summary of the warrant activity follows:

	Warrants Outstanding	Exercise price Per share	Price per Share on Date of Issuance

Balance, December 31, 2018	911,602	7.65 – 11.25	8.55 – 15.00
Granted -Convertible Promissory Note	28,110	6.00	4.95
Expired	-	-	-

Balance, December 31, 2019 and 2020	938,712	6.00 – 11.25	4.95 – 15.00

NOTE 12 - EQUITY PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

On August 26, 2019, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement with the same Investor who provided the funding with the 8% Senior Secured Convertible Promissory Note. Under the terms of the Equity Purchase Agreement, the Investor agreed to purchase from the Company up to $5,000,000 of the Company’s common stock upon effectiveness of a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission and subject to certain limitations and conditions set forth in the Equity Purchase Agreement.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the Equity Purchase Agreement, the Company shall have the discretion to deliver put notices to the Investor and the Investor will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to the Investor in each put notice shall not exceed the lesser of $500,000 or one hundred fifty percent (150%) of the average daily trading volume of the Company’s Common Stock during the ten (10) trading days preceding the put. Pursuant to the Equity Purchase Agreement, the Investor and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to the Investor that would result in the Investor’s beneficial ownership of the Company’s outstanding Common Stock exceeding 9.99%. The price of each put share shall be equal to eighty five percent (85%) of the Market Price (as defined in the Equity Purchase Agreement). Puts may be delivered by the Company to the Investor until the earlier of (i) the date on which the Investor has purchased an aggregate of $5,000,000 worth of Common Stock under the terms of the Equity Purchase Agreement, (ii) August 26, 2022, or (iii) written notice of termination delivered by the Company to the Investor, subject to certain equity conditions set forth in the Equity Purchase Agreement.

On August 26, 2019, in connection with its entry into the Equity Purchase Agreement and the Registration Rights Agreement, the Company committed to 40,000 Commitment Shares (as defined in the Equity Purchase Agreement) to the Investor. These shares are initially being issued pursuant to the Section 4(a)(2) exemption and will be registered pursuant to the Registration Rights Agreement. Subsequent to the Agreement and prior to the issuance of the Commitment Shares, the Company renegotiated the payment to 20,000 shares of common stock. The fair value of the Commitment Shares as of August 26, 2019 was $48,300. The fair value was entirely expensed in the year ended December 31, 2019.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 12 - EQUITY PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT, CONTINUED

As of December 31, 2019, the Company had not issued any stock under the Equity Purchase Agreement. During the year ended December 31, 2020, the Company put a total of 333,333 shares of common stock at prices ranging from $0.515 and $1.539 for total proceeds of $287,228, net of issuance costs. Subsequent to December 31, 2020, the Company has put 120,000 shares at prices ranging from $2.44 to $2.85 per share for total proceeds of $314,416.

The Registration Rights Agreement provides that the Company shall (i) file with the Commission the Registration Statement by November 25, 2019; and (ii) use its best efforts to have the Registration Statement declared effective by the Commission at the earliest possible date (in any event, within 120 days after the execution date of the definitive agreements). The Company filed a Registration Statement on Form S-1 with the Commission on November 25, 2019 and the S-1 was declared effective on December 27, 2019.

NOTE 13 – 2014 STOCK AWARDS PLAN

In November 2014, the board of directors of the Company approved the adoptions of a Stock Awards Plan. A total of 7,000,000 shares was authorized to be issued under the plan. For incentive stock options, at the grant date the stock options exercise price is required to be at least 110% of the fair value of the Company’s common stock. The Plan permits the grants of common stock or options to purchase common stock. As plan administrator, the Board of Directors has sole discretion to set the price of the options. Further, the Board of Directors may amend or terminate the plan.

On March 14, 2018, the Company cancelled all 216,667 outstanding stock options under the 2014 Stock Awards Plan, with 100,000 of the stock options exchanged for two 10% Convertible Promissory Notes with a six month maturity, which were subsequently converted into common stock in September 2018. Consequently, there are 7,000,000 shares available for issuance at December 31, 2020. There are no outstanding stock options at December 31, 2020 or 2019.

NOTE 14 - SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of Company’s equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year. Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder. Mr. Bruce Bent, the Company’s Chief Executive Officer, is currently up to date in meeting these requirements and has notified the Company that he is now compliant. On August 30, 2019, pursuant to Section 16(a), Mr. Bent disgorged short swing profits of $178,394 to the Company, which was recorded as miscellaneous income and a reduction of the debt owed to MAAB, the parent of the Company.

NOTE 15 – COVID-19 PANDEMIC

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. Governments have imposed laws requiring social distancing, travel bans and quarantine, and these laws may limit access to the Company’s facilities, customers, management, support staff and

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And

NOTE 15 – COVID-19 PANDEMIC, CONTINUED

professional advisors. These factors, in turn, may not only impact the Company’s operations, financial condition and demand for the Company’s goods and services, but the Company’s overall ability to react timely to mitigate the impact of this event. Also, it has affected the Company’s efforts to comply with filing obligations with the Securities and Exchange Commission. Depending on the severity and longevity of the COVID-19 pandemic, the Company’s business and stockholders may experience a significant negative impact. Currently, the COVID-19 pandemic has limited the Company’s ability to move forward with its operations and has negatively affected its ability to timely comply with our ongoing filing obligations with the Securities and Exchange Commission.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

The Company does not have any significant or long term commitments. The Company is not currently subject to any litigation.

NOTE 17 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the consolidated balance sheet date through April 14, 2021 (the consolidated financial statement issuance date) and noted the following disclosures:

Reverse Common Stock Split

On October 8, 2020, the Company’s majority stockholder approved a 1-for-15 reverse common stock split (the “Reverse Stock Split”). On February 5, 2021, the Company effected the Reverse Stock Split and started trading post split.

Binding Letter of Intent

On February 17, 2021, the registrant entered into a binding letter of intent to acquire all of the issued and outstanding securities of Horizon Aircraft Inc. (“Horizon”).

Pursuant to the binding letter of intent, the registrant shall acquire all of the issued and outstanding common shares of Horizon in exchange for 5,000,000 common shares of the registrant.

If, following the Closing, Horizon develops a 1:2 scale test prototype of an eVTOL aircraft that can fly in accordance with mutually agreed upon parameters (a ”Working Prototype”), then (X) if the Working Prototype is developed within 12 months following Closing, the registrant shall issue the current shareholders of Horizon an additional 2,000,000 common shares of the registrant or (Y) if the Working Prototype is developed within 18 months following Closing, the registrant shall issue the current shareholders of Horizon an additional 1,500,000 common shares of the registrant.

The registrant will provide Horizon with a minimum of USD $1,500,000 to be used as a first year operating budget and will advance (A) an amount mutually agreed upon by the registrant and Horizon to fund Horizon’s 60 day budget, within one week of the execution of the binding letter of intent; (B) USD $750,000 subtracted by the initial advance outlined in (A) at Closing, and (C) USD $750,000 on the three month anniversary of Closing.

Horizon shareholders will enter into customary lock-up agreements whereby they agree not to sell or dispose of the registrant’s common shares received in the exchange for varying periods of time. The registrant agrees to

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 17 - SUBSEQUENT EVENTS (continued)

include the registrant’s common shares held by E. Brandon Robinson and Seaview Capital in any registration filed by the registrant under applicable Canadian securities laws or U.S. securities laws.

Effective on Closing, the registrant shall have entered in employment agreements with certain key employees of Horizon. Additionally, the registrant shall appoint one nominee of Horizon to the registrant’s board of directors.

Business Advisory Agreement

On February 10, 2021, the registrant entered into Business Advisory Agreements with SBC Investments Ltd. and KTAP LLC (“KTAP”) to provide such advice and services to the registrant as may be reasonably requested by the registrant concerning equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities. The term of the agreement is for twelve months and shall automatically renew for additional one year periods unless terminated in writing not less than thirty days prior to the expiration date.

The registrant shall pay SBC Investments Ltd. a one-time fee of 1,500 Series B preferred shares of the registrant for the introduction and subsequent closing of the acquisition of Horizon. The fee will be payable once the acquisition has closed and $5,000,000 has been raised. The registrant shall pay SBC Investments a fee equal to five percent of equity the registrant issued in an equity financing on which SBC Investments worked. At SBC Investments discretion, the fee shall be paid in cash or in the same form of the registrant’s equity issued in the equity financing.

If the registrant completes a business combination, other than Horizon, with a public or private company on which SBC Investments worked, the registrant shall pay SBC Investments a fee equal to 2.5% of the registrant’s issued and outstanding common stock, on an as-converted, fully diluted basis. The fee shall be deemed and earned and payable upon the closing of the business combination.

The registrant shall pay KTAP LLC a one-time fee of 200,000 common shares of the registrant due upon the milestones agreement between the registrant and KTAP. The registrant shall pay KTAP a fee equal to one percent of equity the registrant issues in an equity financing on which KTAP worked. At KTAP’s discretion, the fee shall be paid in cash or in the same form of the registrant’s equity issued in the equity financing.

If the registrant completes a business combination with a public or private company on which KTAP worked, the registrant shall pay KTAP a fee equal to 0.5% of the registrant’s issued and outstanding common stock, on an as-converted, fully diluted basis. The fee shall be deemed and earned and payable upon the closing of the business combination.

Both advisors agreed not to introduce the registrant to any potential financing source who is a U.S. Person and will not engage in any “directed selling efforts” in the United States.

The registrant granted both advisors piggyback registration rights.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 17 - SUBSEQUENT EVENTS (continued)

Placement Agent Agreement

On February 8, 2021, the registrant entered into a Placement Agent Agreement with Kingswood Capital Markets (“Kingswood”), a division of Benchmark Investments, Inc. whereby Kingswood shall serve as the exclusive placement agent of the registrant, on a “reasonable best efforts” basis. The terms of the placement and the securities shall be mutually agreed upon by the registrant and the purchasers.

The registrant shall pay Kingswood a cash fee equal to an aggregate of eight percent of the aggregate gross proceeds raised in the placement. The cash fee shall be paid at the Closing of the placement. As additional compensation, at Closing, the registrant shall issue to Kingswood or its designees warrants to purchase shares of the registrant’s common stock equal to five percent of the agreement number of the common stock sold in the placement. The exercise period of the warrants shall be four and a half years commencing six months from the effective date of the placement and the exercise price of the warrants shall be equal of 110% of the price per common share of the securities sold in the placement. The warrants shall have registration rights and customary anti-dilution provisions and protection.

Kingswood shall have tail financing rights for six months following the termination of the Placement Agent Agreement. Additionally, Kingswood shall have right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent for a period of six months after the offering is completed.

Partial Sale of the 8% Senior Secured Convertible Promissory Note

The Investor entered into a Note Purchase Agreement with an independent third party investor to sell $800,000 principal amount of the 8% Senior Secured Convertible Promissory Note in three tranches starting January 15, 2021. The tranches are 30 days apart and the principal amounts sold are $300,000 in the first tranche, $300,000 in the second tranche and $200,000 in the third tranche. With the sale of the third tranche, the original Investor had completely disposed of its Note holdings.

The independent third party investor subsequently sold $300,000 in principal amount of the Note to SBC on February 12, 2021 and additionally sold $200,000 in principal amount of the Note to SBC on March 12, 2021.

On February 12, 2021, SBC converted $300,000 principal amount of the Note at $0.60 into 500,000 shares. On March 12, 2021, SBC converted $200,000 in principal amount of the Note and $3,945 in accrued interest at $0.60 per share into 339,908 of the Company’s common stock.

Issuance of 8% Senior Secured Convertible Promissory Note, dated March 5, 2021

On March 5, 2021, the Company issued an 8% Senior Secured Convertible Promissory Note (“Note”) in the aggregate principal amount of $1,250,000 less commissions and expenses of $25,000. The Note matures in six months on September 5, 2021.

The note is convertible into common shares of the Company at a price which is the lower of: (i) 80% of the lowest volume weighted average price in the five trading days prior to the date of the lender’s notice of conversion and (ii) $4.25. The Company is subject to certain penalties if the shares are not issued within two business days of receiving the conversion notice. Pursuant to a Security Agreement between the Company and the Investor (the “Security Agreement”), the Company has granted to the Investor a security interest in its assets to secure repayment of the Notes. The Company must reserve an amount of shares equal to 500% of the total amount of

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 17 - SUBSEQUENT EVENTS (continued)

shares issuable upon full conversion of the promissory note. The Company meets this requirement since it has 250,000,000 common shares authorized and as of April 14, 2021, 174,034,699 shares are available to be issued.

As additional consideration for the investment, the Company issued a Warrant to acquire up to an aggregate of 120,000 shares of the Company’s common stock at an exercise price of $5.00 per share. The Warrant is exercisable by the Investor beginning on the Effective Date through the fifth year anniversary thereof. The Warrant fair value of $524,904 was calculated using the Black Scholes Model. The inputs for the model were: stock price, $4.66, exercise price, $5.00, time to expiration, 5 years, stock volatility, 169%, 5 Year Constant Maturity Treasury Rate, 0.382% and no dividends.

Issuance of 8% Senior Secured Convertible Promissory Note, dated March 5, 2021 (continued)

The Note has a BCF, which was valued, along with the warrants, on a relative fair value method. The warrant fair value was $369,671 (limited by the relative fair value calculation) and the BCF fair value was $488,788 for a total debt discount of $858,459. The exercise price was $4.25 per share which converts into 294,118 common shares. The common stock price at the valuation date was $4.66 per share, and the effective conversion price was calculated as $2.99, so that the BCF was calculated to be $1.67 per share valuing the BCF at $488,788.

Additional Stock Issuances

On January 6, 2021, the Company issued 14,493 common shares to SRAX, Inc. for payment of services, which include investor intelligence, investor relations and marketing.

On January 11, 2021, the Investor converted $29,175 of the principal amount of the 8% Senior Secured Convertible Promissory Note at $0.4376 into 66,667 shares of the Company’s common stock.

On January 11, 2021, the Company put 40,000 common shares at $2.439 under the Equity Purchase Agreement and received $97,313 in net proceeds.

On January 19, 2021, the Company put 40,000 common shares at $2.8496 under the Equity Purchase Agreement and received $113,735 in net proceeds.

On January 20, 2021, the Investor converted $60,600 of the principal amount of the 8% Senior Secured Convertible Promissory Note at $0.4545 into 133,333 shares of the Company’s common stock.

On January 22, 2021, a third party investor who had purchased $800,000 in principal amount of the 8% Senior Secured Convertible Promissory Notes from the original Investor, converted $30,000 of the principal amount of the 8% Senior Secured Convertible Promissory Note at $1.20 into 25,000 shares of the Company’s common stock.

On January 25, 2021, the same third party investor converted $300,000 of the principal amount of the 8% Senior Secured Convertible Promissory Note at $0.60 into 500,000 shares of the Company’s common stock.

On January 26, 2021, two Series B Preferred investors converted 9,500 shares of the Series B Preferred into 844,233 shares of the Company’s common stock.

ASTRO AEROSPACE LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019 And For The Years Then Ended

NOTE 17 - SUBSEQUENT EVENTS (continued)

On January 29, 2021, the Company put 40,000 common shares at $2.5905 under the Equity Purchase Agreement and received $103,368 in net proceeds.

On January 29, 2021, the Investor converted $44,850 of the principal amount of the 8% Senior Secured Convertible Promissory Note at $0.4545 into 98,679 shares of the Company’s common stock.

On February 9, 2021, the Investor converted $37,158 of the principal amount of the 8% Senior Secured Convertible Promissory Note at $0.4545 into 81,755 shares of the Company’s common stock.

On February 12, 2021, SBC converted $300,000 principal amount of the Note at $0.60 into 500,000 shares. On March 12, 2021, SBC converted $200,000 in principal amount of the Note and $3,945 in accrued interest at $0.60 per share into 339,908 of the Company’s common stock.

Complete Conversion of the 8% Senior Secured Convertible Promissory Note

As of March 12, 2021, the last conversion of $200,000 in principal amount of the Note, both tranches of the Note have been completely converted into common stock.

Prospectus

ASTRO AEROSPACE LTD.

August 17, 2021

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

We shall pay the following expenses.

SEC Registration Fee	$785.05
Printing Expenses	500.00
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	15,000.00
Miscellaneous	800.00
TOTAL	$42,085.05

Item 14. Indemnification of Directors and Officers

We shall indemnify any officer or director or any former officer or director, to the full extent permitted by law. We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interests and they had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

During the last three years, the Company issued the following unregistered securities:

On May 8, 2018, the Company issued 10,000 shares of Series B preferred stock to Confida Aerospace Ltd. pursuant to an Asset Purchase Agreement.

On October 22, 2018, the Company issued 2,592 shares of common stock to MAAB Global Limited upon conversion of notes payable valued at $52,534.

On November 21, 2018, the Company issued 10,417 shares of common stock to Oasis Capital pursuant to a Securities Purchase Agreement for an aggregate purchase price of $89,531.

On November 21, 2018, the Company issued warrants to purchase 22,935 shares of common stock to Oasis Capital with an exercise price of $7.65 per share.

On February 12, 2019, the Company issued warrants to purchase 28,110 shares of common stock to Oasis Capital with an exercise price of $6.00 per share.

On February 22, 2019, the Company issued 14,337 shares of common stock to Oasis Capital upon the conversion of debt valued at $55,387.

On March 19, 2019, the Company issued 8,219 shares of common stock to Oasis Capital upon the conversion of debt valued at $38,633 and an additional 1,781 shares of common stock as a result subsequently discovered miscalculation of shares issued in April 2019.

During the second quarter of 2019, the Company issued 122,025 shares of common stock to Oasis Capital upon the conversion of debt valued at $449,397.

During the third quarter of 2019, the Company issued 50,000 shares of common stock to Oasis Capital upon the conversion of debt valued at $93,830.

During the fourth quarter of 2019, the Company issued 32,740 shares of common stock to Oasis Capital upon the conversion of debt valued at $20,000.

During the first quarter of 2020, the Company issued 215,185 shares of common stock to Oasis Capital upon the conversion of debt valued at $166,724.

During the first quarter of 2020, the Company issued 36,667 shares of common stock to Oasis Capital pursuant to an Equity Purchase Agreement for an aggregate purchase price of $41,881.

During the second quarter of 2020, the Company issued 163,739 shares of common stock to Oasis Capital upon the conversion of debt valued at $106,937.

During the second quarter of 2020, the Company issued 83,333 shares of common stock to Oasis Capital pursuant to an Equity Purchase Agreement for an aggregate purchase price of $66,195.

During the third quarter of 2020, the Company issued 63,333 shares of common stock to Oasis Capital upon the conversion of debt valued at $45,023.

During the third quarter of 2020, the Company issued 100,000 shares of common stock to Oasis Capital pursuant to an Equity Purchase Agreement for an aggregate purchase price of $79,789.

During the fourth quarter of 2020, the Company issued 68,553 shares of common stock to Oasis Capital upon the conversion of debt valued at $30,000.

During the fourth quarter of 2020, the Company issued 113,333 shares of common stock to Oasis Capital pursuant to an Equity Purchase Agreement for an aggregate purchase price of $99,363.

On January 6, 2021, the Company issued 14,493 shares of common stock to SRAX, Inc. for payment of services, which include investor intelligence, investor relations and marketing.

On January 11, 2021, 66,667 shares of the Company’s common stock to an Investor pursuant to a partial conversion of the principal amount of an 8% Senior Secured Convertible Promissory Note valued at $29,175.

On January 11, 2021, the Company issued 40,000 shares of common stock to Oasis Capital pursuant to an Equity Purchase Agreement for an aggregate purchase price of $97,313.

On January 19, 2021, the Company issued 40,000 shares of common stock to Oasis Capital pursuant to an Equity Purchase Agreement for an aggregate purchase price of $113,735 in net proceeds.

On January 20, 2021, the Company issued 133,333 shares of common stock upon a partial conversion of an 8% Senior Secured Convertible Promissory Note valued at $60,600.

On January 22, 2021, the Company issued 25,000 shares of the Company’s common stock upon a partial conversion of an 8% Senior Secured Convertible Promissory Note valued at $30,000.

On January 25, 2021, the Company issued 500,000 shares of the Company’s common stock upon a partial conversion of an 8% Senior Secured Convertible Promissory Note valued at $300,000.

On January 26, 2021, two Series B Preferred investors converted 9,500 shares of the Series B Preferred into 844,233 shares of the Company’s common stock.

On January 29, 2021, the Company issued 40,000 shares of common stock to Oasis Capital pursuant to an Equity Purchase Agreement for an aggregate purchase price of $103,368.

On January 29, 2021, the Company issued 98,679 shares of the Company’s common stock upon a partial conversion of an 8% Senior Secured Convertible Promissory Note valued at $44,850.

On February 9, 2021, the Company issued 81,755 shares of the Company’s common stock upon a partial conversion of an 8% Senior Secured Convertible Promissory Note valued at $37,158.

On February 12, 2021, the Company issued 500,000 shares of the Company’s common stock upon a partial conversion of an 8% Senior Secured Convertible Promissory Note valued at $300,000.

On March 12, 2021, the Company issued 339,908 shares of the Company’s common stock upon a partial conversion of an 8% Senior Secured Convertible Promissory Note valued at $203,945.

On May 25, 2021, the Company issued 5,000,000 common shares pursuant to the definitive agreement between the Company and Horizon Aircraft Inc. to acquire all of the issued and outstanding securities of Horizon.

On June 4, 2021, the Company issued 10,000 common shares to Michael White for consulting services value at $2.11 per common share.

On July 1, 2021, the Company issued 28,405 common shares to Westworld Financial Capital upon conversion of debt of $50,000 plus interest of $507.

On July 2, 2021, the Company issued 171,722 common shares to Westworld Financial Capital upon conversion of debt of $300,000 plus interest of $7,533.

On July 8, 2021, the Company issued 400,000 common shares to Lallade Poydras at $2.50 per common share.

On August 3, 2021, the Company issued 25,000 common shares to TraDigital Marketing Group at $2.255 per common shares under the terms of a services agreement dated March 3, 2021.

On August 4, 2021, the Company issued 20,000 common shares to Anargyros Arty Mandalas and 20,000 common shares to David Smulowitz at $2.07 per common shares.

The above issued shares were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

NO.

DESCRIPTION

5.1

Consent and Opinion of J.M. Walker & Associates regarding legality of the securities being registered.

10.6

Note Purchase Agreement dated July 20, 2021 by and between Astro Aerospace Ltd. and Westworld Financial Capital, LLC

10.7

Senior Secured Convertible Promissory Note dated July 20, 2021

10.8

Registration Rights Agreement dated July 20, 2021

10.9

Common Stock Purchase Warrant dated July 20, 2021

10.10

First Amendment to Note Purchase Agreement originally dated March 5, 2021 dated July 20, 2021

10.11

Amended Security Agreement originally dated March 5, 2021 dated July 20, 2021

11.1

Statement of Computation of Per Share Earnings – This Computation appears in the Consolidated Financial Statements

23.1

Consent of Hacker, Johnson & Smith PA

The following exhibits are incorporated by reference into this registration statement:

NO.	DESCRIPTION	FILED WITH	DATE FILED
3.1	Articles of Incorporation dated March 25, 2018	Form 8-K	April 2, 2018
3.2	Bylaws	Form S-1	January 7, 2019

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of Title 17 of the Code of Federal Regulations), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lewisville, State of Texas, on August 17, 2021.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lewisville, State of Texas, on August 17, 2021

Astro Aerospace Ltd.

By: /s/Patricia Trompeter

       Patricia Trompeter

       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Patricia Trompeter

August 17, 2021

Patricia Trompeter

Chief Executive Officer,

Chief Financial Officer/Controller

/s/ Bruce Bent

August 17, 2021

Bruce Bent

Director